Exhibit 2.1

SALE OF
EQUITY INTERESTS IN
TPG-AUSTIN PORTFOLIO HOLDINGS LLC
* * *
PURCHASE AND SALE AGREEMENT
BETWEEN
TPG-401 CONGRESS REIT LLC
TPG-300 WEST 6TH STREET REIT LLC
TPG-SAN JACINTO CENTER REIT LLC
TPG-ONE CONGRESS PLAZA REIT LLC
TPG-ONE AMERICAN CENTER REIT LLC
TPG-PARK 22 REIT LLC
TPG-WESTECH 360 REIT LLC
AND TPG-GREAT HILLS PLAZA REIT LLC
AS SELLERS
AND
TPG/CALSTRS AUSTIN, LLC
AS PURCHASER
* * *

i

11.2	Indemnity	17

ARTICLE 12.	NOTICES	18
12.1	Written Notice	18
12.2	Method of Transmittal	18
12.3	Addresses	18

ARTICLE 13.	ASSIGNMENT	19

ARTICLE 14.	MISCELLANEOUS	20
14.1	Entire Agreement	20
14.2	Modifications	20
14.3	Gender and Number	20
14.4	Captions	20
14.5	Successors and Assigns	20
14.6	Controlling Law	20
14.7	Exhibits	20
14.8	No Rule of Construction	20
14.9	Severability; Survival	20
14.10	Time of Essence	21
14.11	Business Day	21
14.12	No Memorandum	21
14.13	Press Releases	21
14.14	Attorneys' Fees and Costs	21
14.15	Counterparts and Expiration of Offer	21
14.16	Waiver of Jury Trial	21
14.17	Confidentiality	21
14.18	Jurisdiction and Service of Process	22
14.19	Sellers' Affiliate Exculpation	22
14.20	Purchaser Affiliate Exculpation	23
14.21	Further Assurances	23
14.22	Joint and Several Liability	23

ii

Exhibits and Schedules

Exhibits
Exhibit A     -     Form of Assignment of Equity Interests
Exhibit B     -     Form of Certificate of Non-Foreign Status
Schedules
Schedule A    Sellers, Series and Series Property
Schedules A-1
through A-8    Legal Descriptions
Schedule 1.1    Insurance Policies
Schedule 2.1    Existing Loan Documents
Schedule 3.1    Sellers' Account(s)
Schedule 6.1.3    Litigation

iii

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this “Agreement”) is made and entered into on September 18, 2012 (the “Effective Date”), by and between TPG-401 Congress REIT LLC, TPG-300 West 6th Street REIT LLC, TPG-San Jacinto Center REIT LLC, TPG-One Congress Plaza REIT LLC, TPG-One American Center REIT LLC, TPG-Park 22 REIT LLC, TPG- Westech 360 REIT LLC, and TPG-Great Hills Plaza REIT LLC, each a Delaware limited liability company (each, a “Seller”, and collectively, the “Sellers”), and TPG/CalSTRS Austin, LLC, a Delaware limited liability company (“Purchaser”).
Recitals
This Agreement is made with reference to the following facts:
A.    Each Seller is wholly owned by TPG-Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership (the “Partnership”). Each Seller is a member of TPG-Austin Portfolio Holdings LLC, a Delaware limited liability company (“Holdings”), with respect to the Series set forth opposite such Seller's name on Schedule A attached hereto, and owns the limited liability company membership interests in Holdings set forth opposite such Seller's name on Schedule A. Collectively, Sellers own one hundred percent (100%) of the limited liability company membership interests in Holdings (the “Equity Interests”).
B.    Each Seller owns indirectly, through Holdings, one hundred percent (100%) of the limited liability company membership interests in the “Mezzanine Subsidiary” entity set forth opposite such Seller's name on Schedule A. Each Mezzanine Subsidiary owns one hundred percent (100%) of the limited liability company membership interests in the “Property Owning Subsidiary” entity set forth opposite such Mezzanine Subsidiary's name on Schedule A, except that the Sellers TPG-Park 22 REIT LLC, TPG-Westech 360 REIT LLC, and TPG-Great Hills Plaza REIT LLC indirectly own, through Holdings, one hundred percent (100%) of the limited liability company membership interests in the Property Owning Subsidiaries TPG-Park 22 LLC, TPG-Westech 360 LLC and TPG-Great Hills Plaza LLC, respectively, as set forth on Schedule A. Each Property Owning Subsidiary owns or ground leases the tract of land in Austin, Texas and all improvements thereon set forth opposite its name on Schedule A, more particularly described on Schedules A-1 through A-8 attached hereto (each such tract of land or ground leasehold and improvements thereon referred to herein as an “Individual Property” and collectively as the “Property”). As used in this Agreement, the term “Owner Entities” shall mean, collectively, Sellers, Holdings, the Mezzanine Subsidiaries and the Property Owning Subsidiaries.
C.    Prior to the Effective Date certain affiliates of the Owner Entities, TPG-Stonebridge Plaza II LLC, a Delaware limited liability company, and TPG-Research Park Plaza I & II LLC, a Delaware limited liability company, sold their properties and the indirect ownership interests in such selling entities were distributed to TPG-Stonebridge Plaza II REIT LLC, a Delaware limited liability company (“Stonebridge Plaza II REIT”), and TPG-Research Park Plaza I and II REIT LLC, a Delaware limited liability company (“Research Park REIT”), respectively. Accordingly, (i) neither Stonebridge Plaza II REIT nor Research Park REIT are parties to this Agreement and (ii) the assets and liabilities of Stonebridge Plaza II REIT and Research Park REIT are not being transferred to, or assumed by, Purchaser.
D.    Purchaser desires to purchase the Equity Interests in Holdings from Sellers, and each Seller desires to sell and assign its Equity Interests to Purchaser, upon and subject to the terms and provisions of this Agreement.
E.    The Partnership has joined in this Agreement for the sole purpose of agreeing to be bound by the provisions of Section 3.2 (Purchase Price Allocation), Article 7 (Partnership's Representations, Warranties and Covenants), Section 9.2.1.2 (regarding delivery of a Certificate of Non-Foreign Status at Closing), Section 9.4 (Costs and Adjustments at Closing), Section 10.1 (Sellers' or Partnership's Breach From and After Closing), and Article 14 (Miscellaneous).
F.    The parties intend to close the transactions contemplated by this Agreement on the Effective Date, commencing immediately after the execution and delivery of this Agreement.
ARTICLE 1 PURCHASE AND SALE OF EQUITY INTERESTS
1.1    Sale of Equity Interests; Excluded Assets. On the terms and conditions stated in this Agreement, each Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from each Seller, the Equity Interests owned by such Seller. Subject to the Purchase Price adjustment provided for in Section 9.4, the sale of the Equity Interests shall include (i) an assignment of all Owner Entities' interests in and to the insurance policies listed on Schedule 1.1 and (ii) the Property Owning Subsidiaries' interest in all unapplied tenant security deposits and any and all guaranties of the Leases (as hereinafter defined). Subject to the apportionment provisions of Section 9.4, the sale of the Equity Interests shall exclude (i) all cash of any Seller or Owner Entity (whether on hand or in bank accounts) other than unapplied tenant security deposits, (ii) delinquent tenant rent arrearages and accounts receivable as of the Closing Date, (iii) Sellers' rights under this Agreement, (iv) all insurance proceeds with respect to events existing or occurring prior to, and other claims existing on, the Closing Date (hereinafter defined), and (v) any items of personal property owned or leased (from anyone other than a Property Owning Subsidiary) by any tenant at or on each Individual Property.
ARTICLE 2 EXISTING LOANS
2.1    Existing Loans. The purchase and sale of the Equity Interests pursuant to this Agreement shall be subject to certain existing loans (collectively, the “Existing Loans”) and to all deeds of trust, security agreements, pledges and other documents and instruments evidencing or securing the Existing Loans (“Existing Loan Documents”), as set forth in Schedule 2.1 annexed hereto, and after Closing, the Owner Entities bound by the Existing Loan Documents shall remain liable to the lenders under the Existing Loan Documents in accordance with their respective terms, and the Property shall remain subject to the liens securing the Existing Loans to the extent set forth therein.

ARTICLE 3 PURCHASE PRICE

3.1    Payment. The purchase price for the Equity Interests (the “Purchase Price”) is Eight Hundred Fifty-Nine Million One Hundred Thirty Thousand and 00/100 Dollars ($859,130,000.00) (including the outstanding principal amount of the Existing Loans as of the Closing Date), subject to adjustment as set forth in Section 9.4 hereof. At Closing, the outstanding principal amount of the Existing Loans as of the Closing Date (the “Existing Loans Balance”) shall be credited against the Purchase Price, and Purchaser shall pay the balance of the Purchase Price, as adjusted pursuant to Article 9, on the Closing Date by wire transfer of immediately available funds to Sellers' account(s) as described in Schedule 3.1 attached hereto. The Owner Entities shall remain liable for all of their respective obligations set forth in Existing Loan Documents, and the Property shall remain subject to the liens of the Existing Loan Documents.

3.2    Purchase Price Allocation. Within thirty (30) days following the Closing, Purchaser shall prepare and deliver to Sellers a “Purchase Price Allocation Schedule” setting forth the allocation of the Purchase Price and other amounts treated as Purchase Price for tax purposes among the buildings and land comprising the Individual Properties for Sellers' review and approval (not to be unreasonably withheld or delayed). The parties shall in good faith attempt to resolve any disagreement regarding such Purchase Price Allocation Schedule. In the event the parties are unable to resolve any dispute regarding the Purchase Price Allocation Schedule within thirty (30) days following delivery of such Purchase Price Allocation Schedule to Sellers, such dispute shall be resolved by an independent accounting firm mutually acceptable to Purchaser and Sellers, which resolution shall be binding upon the parties. The fees and expenses of such accounting firm shall be borne equally by Sellers and Purchaser. The Purchase Price for the Equity Interests shall be allocated in accordance with the Purchase Price Allocation Schedule, as revised to reflect the Closing adjustments and prorations provided for in Section 9.4 hereof, and all tax returns filed by Sellers and Purchaser shall be prepared consistently with such allocation, except as required by law or the good faith resolution of a tax contest. Additionally, except as required by law or the good faith resolution of a tax contest, the parties shall take no position with respect to taxes contrary thereto or inconsistent therewith with respect to the transactions contemplated by this Agreement. The provisions of this Section 3.2 shall survive the Closing.
ARTICLE 4 [INTENTIONALLY DELETED]
ARTICLE 5 AS IS, WHERE IS
5.1    As Is, Where Is
5.1.1    Except for those representations and warranties expressly provided in this Agreement or in any closing document or instrument executed by Sellers or its affiliates pursuant to Section 9.2.1 of this Agreement (collectively, the “Express Representations”), neither Sellers nor any of the Owner Entities does, and neither Sellers nor any of the Owner Entities shall, by execution and delivery of this Agreement or by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to Sellers, the

Equity Interests, the Owner Entities or the Property, and all such warranties are hereby disclaimed.

5.1.2    Without limiting the generality of the foregoing, other than the Express Representations, neither Sellers nor any of the Owner Entities makes, or shall make, any express or implied warranty as to matters of title, zoning, acreage, tax consequences, actual or projected revenue and expenses, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental permits and approvals, covenants, conditions and restrictions of record applicable to the Property and compliance therewith, compliance with laws, ordinances, rules, building codes, zoning proffers, and other governmental regulations, the quantity, quality or condition of any personal property and fixtures, any ground leases relating to the Property, any leases, licenses or occupancy agreements (“Leases”) relating to the Property, any management agreements, service agreements, equipment leases or other contracts, including, without limitation, management, maintenance, construction, commission, architectural, supply or service contracts (“Contracts”) relating to the Property, the use or occupancy of the Property, whether the entering by Sellers into this Agreement or the consummation of the transaction contemplated by this Agreement is or may become a breach or event of default under any of the Existing Loan Documents, or any other matter or thing relating to or affecting the Property (collectively, the “Disclaimed Matters”).

5.1.3    Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Express Representations, (i) beneficial ownership interest in the Property (indirectly, through assignment of the Equity Interests to Purchaser), including without limitation the roofs, all structural components, all heating, ventilating, air conditioning, mechanical, plumbing, and electrical systems, fire and life safety and all other parts of the buildings constituting a portion of the Property and (ii) the Equity Interests, shall be transferred to Purchaser, and Purchaser shall accept same, in their “AS IS” “WHERE IS” condition on the Closing Date, “WITH ALL FAULTS” and “SUBJECT TO ALL DEFECTS”, and subject to all matters of public record and all ground leases, Contracts and Leases existing on the Effective Date. Purchaser acknowledges that Sellers' willingness to sell the Equity Interests to Purchaser at the Purchase Price has been induced, in part, by the agreement of Purchaser to purchase, subject to the Express Representations, the Equity Interests and indirectly, the Property, in such “AS IS” “WHERE IS” condition. Purchaser hereby acknowledges, represents and warrants that in executing, delivering and performing this Agreement Purchaser (i) has not and does not rely upon any statement, information or representation to whomsoever made or given, whether to Purchaser or others, and whether directly or indirectly, verbally or in writing, made by any person or entity, except for the Express Representations, (ii) has relied solely on its own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances, (iii) agrees to assume the risk that adverse matters, including but not limited to construction or mechanical defects and adverse physical and environmental conditions, may not have been revealed by its investigations of the Property, (iv) agrees that neither Sellers nor any of the Owner Entities has any obligation to remedy or cause compliance with any violation of any federal, state, county, or municipal laws, ordinances, orders, rules, regulations, requirements, or recorded covenants or restrictions affecting the Property, (v) is not in a disparate bargaining position with respect to Sellers in connection with the transaction contemplated hereby, (vi) freely and fairly agreed to the waivers and conditions of this Section 5.1 as part of the negotiations of this Agreement, and (vii) has been represented by adequate legal counsel in connection herewith and has conferred with such legal counsel concerning the waivers and other conditions of this Section 5.1.

5.1.4    Without in any way limiting any provision of this Section 5.1, Purchaser specifically acknowledges and agrees, for itself and any of its assigns pursuant to Article 13 and their affiliates, that except with respect to the Express Representations and the obligations of Sellers or its affiliates set forth in this Agreement, and except to the extent necessary to pursue any claim against any predecessor to Sellers in ownership of the Equity Interests or against any third party, Purchaser hereby waives, releases and discharges any claim it has, might have had or may have against Sellers, any of the Owner Entities, and their respective affiliates or any direct or indirect partner, member, trustee, beneficiary, director, shareholder, officer, attorney, employee, agent, contractor, representative or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives, devisees, and assigns, with respect to (i) the Disclaimed Matters, (ii) the condition of the Property as of the Closing Date, (iii) the past, present or future condition or compliance of the Property with regard to any environmental protection, pollution control or land use laws, rules, regulations, orders or requirements, including, without limitation, CERCLA (as hereinafter defined), or (iv) any other state of facts that exists with respect to the Property. The waiver, release and discharge set forth in this Section 5.1.4 shall survive the Closing or any termination of this Agreement.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1    Sellers' Representations and Warranties. Sellers represent and warrant to Purchaser with respect to each Seller as follows, which representations shall be true and correct in all material respects on the Closing Date:

6.1.1    Organization. Each Seller and the other Owner Entities are duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate (directly or indirectly) the Property and to conduct its business as presently conducted. Each Property Owning Subsidiary is in good standing under the laws of the State of Texas and is duly qualified to transact business in said state.

6.1.2    Authority/Consent.     Each Seller possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by Seller. This Agreement, and all the documents executed by Seller in connection with the transactions contemplated hereby that are to be executed by Purchaser, constitute the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors' rights generally and except as may be limited by general equitable principles.
6.1.3    Litigation. Except as is disclosed on Schedule 6.1.3 attached hereto, to Seller's knowledge, no action, suit or other proceeding not covered by insurance is pending against Seller or has been threatened in writing against Seller that would prevent Seller from performing its obligations pursuant to this Agreement or that would be reasonably likely to have a Material Adverse Effect (hereinafter defined). There are no judgments, decrees or orders entered in any suit or proceeding against Seller that have or would be reasonably likely to have a Material Adverse Effect on Seller's ability to perform its obligations pursuant to, or Purchaser's rights under, this Agreement, or that purport to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby.
6.1.4    Ownership of Equity Interests/Other Sales Agreements. Each Seller is the sole record and beneficial owner of 100% of its Equity Interests set forth on Schedule A. The Sellers are the only members of Holdings. Neither Seller nor any Owner Entity has entered into any other contract to sell its Equity Interests set forth on Schedule A or any portion thereof, or any equity interests in any of the Owner Entities, or any of the Individual Properties or any portion thereof, which contract is currently in effect. All of the Equity Interests are duly authorized and validly issued.
6.1.5    No Conflicts. The execution and delivery of this Agreement by Seller and all the documents executed by Seller or its affiliates in connection with the transactions contemplated hereby that are to be delivered to Purchaser, and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Seller or any other Owner Entity is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Seller or any other Owner Entity, or other agreement or instrument to which Seller or any other Owner Entity is a party or by which Seller may be bound, other than such violations, conflicts, breaches or defaults that individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect or to prevent or materially affect the consummation of the transactions contemplated by this Agreement.
6.1.6    Prohibited Transaction. To Sellers' knowledge, neither Seller, nor any member, partner or shareholder of Seller, nor any person or entity with actual authority to direct the actions of any member, partner or shareholder of Seller, nor, to Seller's knowledge, any other person or entity holding any legal or beneficial interest whatsoever in Seller (i) are named on any list of persons and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the Effective Date, or any similar list known to Seller or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Seller's knowledge, otherwise associated with any of the persons referred to or described in the OFAC Lists. To Sellers' knowledge, each Seller is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.1.7    ERISA. No Seller is an employee pension benefit plan subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as in effect from time to time (“ERISA”) or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and none of its assets constitutes or will constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA. No Seller is a “governmental plan” within the meaning of Section 3(32) of ERISA. The transactions contemplated by this Agreement are not specifically excluded by Part I(b) of PTE 84-14.
6.1.8    Bankruptcy. Other than the bankruptcy proceedings of Lehman Brother Holdings Inc., a Delaware corporation (“LBHI”) and certain of its affiliates (the “LBHI Bankruptcy”), no bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Sellers' knowledge, threatened in writing, against any Seller or any other Owner Entity. No Seller or any other Owner Entity has (i) made a general assignment for the benefit of creditors, (ii) suffered the appointment of a receiver to take possession of all, or substantially all of Seller's or any other Owner Entity's assets, (iii) admitted in writing its inability to pay its debts as they become due, (iv) made an offer of settlement, extension or composition to its creditors generally, or (v) become insolvent, or would be made insolvent by the consummation of the transactions contemplated by this Agreement.
6.1.9    Foreign Person. No Seller or other Owner Entity (or in the case of a Seller or other Owner Entity which is a disregarded entity for U.S. Federal Income Tax purposes, such Seller's or Owner Entities' regarded parent) is a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
6.2    Purchaser's Representations and Warranties. Purchaser represents to Sellers as follows, which representations shall be true and correct in all material respects on the Closing Date: Organization. Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.
6.2.2    Authority/Consent. Purchaser possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy,reorganization and other similar laws affecting the enforcement of creditors' rights generally and except as may be limited by general equitable principles.

6.2.3    No Conflicts. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Purchaser is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, or other agreement or instrument to which Purchaser is a party or by which Purchaser may be bound.
6.2.4    Prohibited Transaction. To Purchaser’s knowledge, neither Purchaser, nor any member, partner or shareholder of Purchaser, nor any person or entity with actual authority to direct the actions of any member, partner or shareholder of Purchaser, nor, to Purchaser’s knowledge, any other person or entity holding any legal or beneficial interest whatsoever in Purchaser (i) are named on any list of persons and governments issued by OFAC pursuant to Executive Order 13224, as in effect on the Effective Date, or any of the OFAC Lists, (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Purchaser’s knowledge, otherwise associated with any of the persons referred to or described in the OFAC Lists.
6.2.5    ERISA. Purchaser is not an employee pension benefit plan subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as in effect from time to time (“ERISA”) or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and none of its assets constitutes or will constitute assets of any such employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA. Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA and the use of funds by Purchaser to acquire the Equity Interests does not violate any state statutes regulating investments of and fiduciary obligations with respect to governmental plans. The transactions contemplated by this Agreement are not specifically excluded by Part I(b) of PTE 84-14.
6.2.6    Affiliate Status. Purchaser acknowledges that (i) affiliates of Purchaser serve as the property manager of the Property, providing property management, financial accounting, litigation reporting and related services to Sellers, and (ii) Purchaser is an affiliate of certain partners in the Partnership.
6.3    Knowledge
6.3.1    Seller Knowledge. For purposes of this Agreement, the phrase “to Sellers’ knowledge” and similar expressions means the present, actual (as distinguished from implied, imputed or constructive) knowledge (without investigation or review of files or documents relating to the Property, the Partnership, Sellers or the Owner Entities) of Ashish Gupta (“Seller Knowledge Individual”). In no event shall the Seller Knowledge Individual have any personal liability hereunder.

6.3.2    Purchaser Knowledge. For purposes of this Agreement, the phrase “to Purchaser’s knowledge” and similar expressions means the present, actual (as distinguished from implied, imputed or constructive) knowledge (without investigation or review of files or documents relating to Purchaser) of John Sischo, Paul Rutter and Randall L. Scott (collectively, “Purchaser Knowledge Individual”). In no event shall the Purchaser Knowledge Individual have any personal liability hereunder.
6.4    Survival. All of the representations and warranties of Sellers and Purchaser set forth in this Article 6 shall survive the Closing for a period of one hundred eighty (180) days except that Sections 6.1.1, 6.1.2, 6.1.4, 6.2.1 and 6.2.2 shall survive for one (1) year after the Closing, subject to the provisions of Section 10.1 and Section 10.2, respectively.
6.5    Limitations. Sellers’ and the Partnership’s representations and warranties in this Agreement are subject to the following express limitations:Any reference to a written notice received by Sellers or the Partnership shall mean actual documentary notice which has been received by Sellers or the Partnership from a governmental authority or a tenant, vendor or any other third party asserting a claim, liability, or violation against Sellers or the Partnership and shall not include any constructive notice or any statement by a party other than such actual documentary notice.
6.5.2    Purchaser is experienced in and knowledgeable about the ownership, management, leasing and purchase of commercial real estate and office properties, and has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its tax or legal status, condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Sellers, the Partnership or their agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Sellers or the Partnership or their agents or consultants, except solely for the Express Representations.
6.6    Material Adverse Effect. “Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with any other event, circumstance, change or effect, materially interferes with the use of, or materially adversely affects the value of, the Property as it is currently operated, but excluding any such event, circumstance, change or effect resulting from (i) general changes in the economy or financial markets of the United States or any other region outside of the United States (including without limitation changes in interest or exchange rates), except to the extent that such changes have a materially disproportionate adverse effect on the Property relative to other similarly situated properties or participants in the office real estate properties business, (ii) changes in general (national, regional or local) economic, legal, regulatory or political conditions or changes in the real estate industry or the market for office real estate properties generally, except to the extent that such changes have a materially disproportionate adverse effect on the Property relative to other similarly situated properties or participants in the office real estate properties business, (iii) acts of war, armed hostilities, sabotage or terrorism, or any escalation of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, except to the extent that such changes have a materially disproportionate adverse effect on the Property relative to other similarly situated properties or participants in the office real estate properties business, (iv) changes in laws or in generally accepted accounting principles in the United States, consistently applied, or (v) earthquakes, hurricanes or other natural disasters, except to the extent such events have a materially disproportionate adverse effect on the Property relative to other similarly situated properties or participants in the industry or business and in the geographic region in which the Property is located.
ARTICLE 7 PARTNERSHIP’S REPRESENTATIONS, WARRANTIES AND COVENANTS
7.1    Partnership’s Representations and Warranties. The Partnership represents and warrants to Purchaser as of the Closing Date that the Partnership has taken all necessary action to authorize and approve the execution and delivery of this Agreement by the Partnership for the limited purposes set forth in the Partnership’s joinder to this Agreement.
7.2    Partnership’s Covenants. The Partnership covenants and agrees that in connection with the Closing, the Partnership shall (i) cause the full repayment of the loans made pursuant to that certain Amended and Restated Credit Agreement dated as of March 26, 2009, among Lehman Commercial Paper Inc. as administrative agent for the lenders thereunder, and Holdings as the borrower thereunder (all such loans, the “Term Loans”), (ii) deliver the original of all promissory notes executed in connection with the Term Loans marked “cancelled”, or lost note affidavits, and (iii) release all mortgages, security instruments, financing statements and other collateral securing the Term Loans.
7.3    Survival. All of the representations and warranties of the Partnership set forth in this Article 7 shall survive the Closing for a period of one hundred eighty (180) days except that Sections 7.1 shall survive for one (1) year after the Closing, subject to the provisions of Section 10.1.
ARTICLE 8 CONDITIONS PRECEDENT TO CLOSING
8.1    Conditions Precedent to Purchaser’s Obligation to Close. Purchaser’s obligation to purchase the Equity Interests is subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by Purchaser in Purchaser’s sole and absolute discretion.
8.1.1    Delivery of Closing Documents. Sellers shall have delivered each of the Closing Documents required to be delivered under Section 9.2.1 of this Agreement.
8.1.2    Representations and Warranties. Each of the representations and warranties of Sellers and the Partnership set forth in Article 6 and Article 7 shall be accurate in all material respects.
8.1.3    Partnership Covenants. The Partnership shall have fully performed the covenants set forth in Section 7.2 above.
8.2    Conditions Precedent to Sellers’ Obligation to Close. Sellers’ obligation to sell the Equity Interests is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by Sellers, in Sellers’ sole and absolute discretion:
8.2.1    Delivery of Closing Documents. Purchaser shall have delivered each of the Closing Documents required to be delivered under Section 9.3.1 of this Agreement.
8.2.2    Balance of Purchase Price. Purchaser shall have delivered to Sellers the cash portion of the Purchase Price (i.e., the Purchase Price less the Existing Loans Balance), as adjusted in accordance with Section 9.4.
8.2.3    Representations and Warranties. Each of the representations and warranties of Purchaser set forth in Article 6 shall be accurate in all material respects.
8.3    Waiver of Conditions. If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions, other than any unmet or unsatisfied conditions arising out of a breach by either party of any of its representations and warranties hereunder of which the other party has no knowledge as of Closing.
ARTICLE 9 CLOSING
9.1    Closing Date. The consummation of the transaction contemplated hereby (the “Closing”) will take place at the office of Sellers’ counsel in New York, New York via an escrow closing, on the Effective Date (the “Closing Date”). Purchaser and Sellers agree to finalize and execute all documents necessary for the consummation of the transaction contemplated herein, and to deliver all such documents simultaneously with the Closing.
9.2    Sellers’ Obligations at the Closing. At the Closing, Sellers will do, or cause to be done, the following:
9.2.1    Closing Documents. Each Seller (or, in the case of Section 9.2.1.2, the Partnership) shall execute, acknowledge (if necessary) and deliver originals of the following documents:
9.2.1.1    An Assignment and Assumption of Equity Interests as to the Equity Interests owned by such Seller, in the form of Exhibit A attached hereto (the “Assignment of Equity Interests”);
9.2.1.2    Certificate of Non-Foreign Status in the form of Exhibit B attached hereto; provided, however, that in the case of a failure to deliver such certification (or alternative certifications that exempt the Purchaser from any withholding obligation), the Purchaser’s sole remedy shall be to withhold on payments hereunder to the extent required by Section 1445 of the Internal Revenue Code and Regulations thereunder; and
9.2.1.3    Preliminary Closing Statement (as defined below).
9.2.2    Repayment of Term Loans. The Partnership shall perform the covenants set forth in Section 7.2 above.

9.2.3    Costs. Sellers will pay all costs allocated to Sellers pursuant to Section 9.4 of this Agreement.

9.3    Purchaser’s Obligations at the Closing. At the Closing, Purchaser will do, or cause to be done, the following:

9.3.1    Closing Documents. At Closing, Purchaser shall execute, acknowledge (if necessary) and deliver originals of the following documents:

9.3.1.1    The Assignment of Equity Interests;

9.3.1.2    Preliminary Closing Statement; and

9.3.1.3    Evidence of delivery to the lenders under the Existing Loans of prior notice of the Closing hereunder and applicable non-consolidation opinions, as required by the Existing Loan Documents.

9.3.2    Payment of Consideration. Purchaser shall deliver the Purchase Price payable at Closing, as adjusted in accordance with Section 9.4, in the manner required under this Agreement.
9.3.3    Costs. Purchaser will pay all costs allocated to Purchaser pursuant to Section 9.4 of this Agreement.

9.4    Costs and Adjustments at Closing

9.4.1    Adjustments to Purchase Price. The Purchase Price shall be increased by the aggregate amount of all bonds, letters of credit, deposits or similar assurances pertaining to the Property, posted by Sellers or Owner Entities with governmental or quasi-governmental agencies or utility companies to secure performance of public improvements or payment obligations to utility companies.

9.4.2    Adjustments and Apportionments. The following items shall be apportioned on an accrual basis as of 11:59 PM local time in Austin, Texas on the day preceding the Closing Date (the “Apportionment Date”):

9.4.2.1    subject to Section 9.4.3 below, prepaid rents, fixed rents and additional rents payable pursuant to any Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) (collectively, “Rents”);

9.4.2.2    real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Property (collectively, “Property Taxes”), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 9.4.4 below;

9.4.2.3    administrative charges, if any, permitted under the Leases or applicable law, on security deposits held pursuant to the Leases;
9.4.2.4    any amounts prepaid or payable by any Owner Entities pursuant to any Contracts in effect relating to the operation of the Property;
9.4.2.5    wages and fringe benefits (including, without limitation, vacation pay, sick days, health, welfare, pension and disability benefits) and other compensation payable in respect of the employees allocable to the Property;
9.4.2.6    all accrued interest and other required payments related to the Existing Loans;
9.4.2.7    reserves, escrows, and all fees and expenses related to the Existing Loans, including but not limited to the fair market value of any interest rate hedges or “caps” (with the full amount of all reserves and escrows to be attributed to the period prior to the Closing Date);
9.4.2.8    operating expenses of the Owner Entities;
9.4.2.9    appraisal, audit, accounting, and tax return preparation fees;
9.4.2.10    personal property taxes and business, professional and occupational licensing taxes;
9.4.2.11    all other accounts payable and accrued operating expenses with respect to the Owner Entities; and
9.4.2.12    such other items as are customarily apportioned in real estate closings of commercial properties in Austin, Texas.
9.4.3    Rents. The rents collected from tenants under the Leases in effect on the Apportionment Date shall be prorated and adjusted as follows (all references to “Leases” in this Section 9.4.3 shall be deemed to refer to the Leases in effect on the Apportionment Date):
9.4.3.1    All collected rent, and other collected income (and any applicable state or local tax on rent), which are collected on or prior to the Closing Date in respect of the month of Closing under leases in effect on the Closing Date shall be prorated as of the Closing Date, with Sellers to be credited with all rent and other income applicable to the period of time on or prior to the Closing Date, and Purchaser to be credited with any rent and other income collected by Sellers before the Closing Date but applicable to any period of time from and after the Closing Date. Uncollected rent and other income shall not be prorated on the Closing Date. At Closing, Purchaser shall purchase accounts receivable pursuant to Section 9.4.11. Accordingly, any rent received by Sellers or Purchaser after the Closing shall belong to Purchaser, and Sellers shall promptly deliver to Purchaser any rent received by Sellers after the Closing. Sellers shall not take action to collect any rent or other income owed by tenants with respect to periods prior to the Closing Date.

9.4.4    Property Taxes. Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Apportionment Date shall occur before an assessment is made or a tax rate is fixed for the tax period in which the Apportionment Date occurs, the apportionment of such Property Taxes based thereon shall be made as of such Apportionment Date by applying the tax rate for the preceding year to the latest assessed valuation, but the apportionment thereof shall be recalculated upon the later to occur of the Final Closing Statement or the date on which the assessment and/or tax rate for the current year are fixed. All rebates or reductions in Property Taxes received subsequent to Closing relating to periods prior to Closing, net of costs of obtaining the same, shall be prorated as of the Apportionment Date, when received. Purchaser acknowledges that Sellers shall have the right to retain all tax rebates resulting from real estate tax appeals relating to periods prior to Closing. Purchaser covenants and agrees not to interfere with any of such tax appeals by Sellers and not to take any positions with taxation authorities adverse to Sellers’ interest in such tax appeals. If as of the Apportionment Date the Property or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which any installment is then a lien and has become due and payable, such currently due and payable installment(s) shall be allocated to the period prior to the Apportionment Date and all installments not due and payable on the Apportionment Date shall be allocated to the period after the Apportionment Date.
9.4.5    Water. If there are water meters at the Property, the unfixed water rates and charges and sewer rents and taxes covered by meters, if any, shall be apportioned (i) on the basis of an actual reading done within thirty (30) days prior to the Apportionment Date, or (ii) if such reading has not been made, on the basis of the last available reading. If the apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, in the Final Closing Statement, readjust such apportionment based upon the amount determined to be due upon such readjustment.
9.4.6    Utilities. Charges for all electricity, steam, gas and other utility services shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, in the Final Closing Statement, readjust such apportionment based upon the amount determined to be due upon such adjustment.
9.4.7    Rental Insurance. Purchaser shall have no right to receive any portion of any rental insurance proceeds which relate to the period prior to the Apportionment Date if and to the extent any such proceeds are delivered to any Owner Entities.
9.4.8    Leasing Costs. Except as expressly otherwise provided in the Preliminary Closing Statement and the Final Closing Statement hereunder, from and after the Closing Date Purchaser shall be solely responsible for the payment of all leasing commissions and all tenant inducement costs (including, without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, moving allowances and concessions) arising under the Leases, whether relating to periods prior or subsequent to the Closing Date, and Sellers shall have no liability or responsibility for any such leasing commissions and tenant inducement costs.

9.4.9    Tenant Security Deposits. As of the Closing, Purchaser shall assume Sellers’ obligations related to tenant security deposits under the Leases. Purchaser will indemnify, defend and hold Sellers harmless from and against all demands and claims made by tenants with respect to any security deposits and will reimburse Sellers for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Sellers as a result of any such claims or demands by tenants.
9.4.10    Costs. Any transfer, documentary, sales, use, registration and any real property sale and transfer or gains tax, stamp tax, equity transfer tax or other similar tax (including any penalties or interest with respect thereto) imposed on the Owner Entities, Purchaser or Sellers as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be apportioned among Purchaser and Sellers in the manner customary in Travis County, Texas. Purchaser shall pay all costs and fees for title examination, title insurance and related title company charges, any update requested by Purchaser of the surveys of the Property and all of Purchaser’s due diligence studies and investigations. Purchaser shall also pay any lender fees or charges imposed in connection with the Existing Loans. Each of Sellers and Purchaser shall pay its own attorneys’ fees.
    9.4.11    Closing Statement. Sellers and Purchaser have agreed upon a preliminary closing statement for each Individual Property (collectively the “Preliminary Closing Statement”) showing the net amount due either to Sellers or to Purchaser as the result of the adjustments and prorations provided for herein, and such net due amount will be added to or subtracted from the Purchase Price to be paid to Sellers at the Closing as applicable. In addition, at Closing Purchaser shall purchase from Sellers the accounts receivable payable to the Owner Entities that represent amounts owed for the period of Sellers’ ownership of the Equity Interests prior to the Closing Date, and Sellers shall assign such accounts receivable to Purchaser at the Closing. For example, if an account receivable from a tenant represents rent owed to the Owner Entities for the month of September, 2012, Purchaser shall acquire only that portion of the account receivable representing the rent that is owed by the tenant for the portion of September during which Sellers own the Equity Interests, and the balance of the account receivable from such tenant shall belong to Purchaser by virtue of its acquisition of the Equity Interests. On or before the date which is ninety (90) days following the Closing Date, Sellers and Purchaser will jointly prepare a final closing statement for each Individual Property reasonably satisfactory to Sellers and Purchaser in form and substance (collectively, the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due Sellers or Purchaser, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within five (5) Business Days following that party’s receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Sellers and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Final Closing Statement is agreed to by Sellers and Purchaser, which items shall be determined and paid in the manner set forth in the Final Closing Statement and except for other amounts payable hereunder pursuant to provisions which survive the Closing. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request subject to any applicable confidentiality restrictions in order to make the preliminary and final adjustments and prorations provided for herein. If Sellers and Purchaser fail to agree upon a Final Closing Statement, the disputed items shall be resolved by a mutually acceptable nationally recognized independent accounting firm (the “Accounting Firm”), whose determination shall be final and binding upon the parties. The Accounting Firm shall resolve the dispute within thirty (30) days after the disputed items have been submitted to it. The costs, fees and expenses of the Accounting Firm shall be borne equally by the Sellers and Purchaser.
9.4.12    Interest. If any payment to be made after Closing under this Section 9.4 shall not be paid when due hereunder, the same shall bear interest (which shall be paid together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the Prime Rate (as such rate may vary from time to time) as reported in The Wall Street Journal plus two percent (2%) (the “Default Rate”). To the extent a payment provision in this Section 9.4 does not specify a period for payment, then for purposes hereof such payment shall be due within ten (10) calendar days of the date such payment obligation is triggered.
9.4.13    Survival. The provisions of this Section 9.4 shall survive Closing.
ARTICLE 10 REMEDIES AND ADDITIONAL COVENANTS
10.1    Sellers’ or Partnership’s Breach From and After Closing. If any of Sellers’ representations set forth in Section 6.1 or the Partnership’s representations set forth in Section 7.1 should be false in any material respect and the Purchaser Knowledge Individual shall first obtain actual knowledge of same after the Closing Date, and the reasonably estimated losses or damages sustained as a result of such breach or default exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate (the “Seller/Partnership Floor”), then Sellers and the Partnership, jointly and severally (“Defaulting Party”) shall be liable for the actual direct damages suffered by Purchaser accruing above the Seller/Partnership Floor amount due to such uncured breach or default. Notwithstanding anything to the contrary contained herein, in no event shall the Defaulting Party be liable to Purchaser for damages under this Section 10.1 in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000); provided, however, that (i) in no event shall the Defaulting Party be liable for consequential, special or punitive damages or any other sums in excess of Purchaser’s actual compensatory damages, (ii) Sellers’ or the Partnership’s inability to satisfy a condition of this Agreement shall not be considered a default or breach by Sellers or the Partnership hereunder unless such inability results from the breach of any of Sellers’ representations set forth in Section 6.1 or the Partnership’s representations set forth in Section 7.1 or the breach of Seller’s or Partnership’s express covenants and obligations hereunder, and (iii) if the Purchaser Knowledge Individual has knowledge (actual, implied, imputed or constructive) of a default or breach by the Defaulting Party on the Closing Date, or if Sellers or any of their affiliates delivered or made information available to Purchaser at any time prior to the Closing and such information is inconsistent with any of the representations and warranties herein and/or indicates that any such representations and warranties were not true when made, and Purchaser elects to close the transaction contemplated herein, Purchaser shall be deemed to have irrevocably waived such default or breach and Sellers and the Partnership shall not have any liability with respect to such default. Nothing contained in this Agreement shall limit or restrict Purchaser’s right to seek and obtain damages from Sellers or to pursue other remedies against Sellers for Sellers’ breach or default of any of their material covenants or obligations hereunder (other than Sellers’ representations) that survive the Closing.
10.2    Purchaser’s Breach From and After Closing. If any of Purchaser’s representations set forth in Section 6.2 should be false in any material respect and Seller Knowledge Individual shall first obtain actual knowledge of same after the Closing Date, and the reasonably estimated losses or damages sustained as a result of such breach or default exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate (the “Purchaser Floor”), then Purchaser shall be liable for the actual direct damages suffered by Seller’s accruing above the Purchaser Floor amount due to such uncured breach or default. Notwithstanding anything to the contrary contained herein, in no event shall the Purchaser be liable to Sellers for damages under this Section 10.2 in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000); provided, however, that (i) in no event shall the Purchaser be liable for consequential, special or punitive damages or any other sums in excess of Seller’s actual compensatory damages, (ii) Purchaser’s inability to satisfy a condition of this Agreement shall not be considered a default or breach by Purchaser hereunder unless such inability results from the breach of any of Purchaser’s representations set forth in Section 6.2 or the breach of Purchaser’s express covenants and obligations hereunder, and (iii) if the Seller Knowledge Individual has knowledge (actual, implied, imputed or constructive) of a default or breach by Purchaser on the Closing Date, or if Purchaser or any of their affiliates delivered or made information available to Sellers at any time prior to the Closing and such information is inconsistent with any of the representations and warranties herein and/or indicates that any such representations and warranties were not true when made, and Sellers elect to close the transaction contemplated herein, Sellers shall be deemed to have irrevocably waived such default or breach and Purchaser shall not have any liability with respect to such default. Nothing contained in this Agreement shall limit or restrict Sellers’ right to seek and obtain damages from Purchaser or to pursue other remedies against Purchaser for Purchaser’s breach or default of any of its material covenants or obligations hereunder (other than Purchaser’s representations) that survive the Closing.
10.3    Survival. The provisions of this Section 10 shall survive the Closing and any termination of this Agreement.
ARTICLE 11 NO BROKER
11.1    No Broker. Sellers represent and warrant to Purchaser that Sellers have not contacted, negotiated with or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this Agreement and the transaction contemplated herein. Purchaser hereby represents and warrants to Sellers and the Owner Entities that Purchaser has not contacted, negotiated with or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this Agreement and the transaction contemplated herein.
11.2    Indemnity. Each party shall indemnify and hold the other party harmless from any claim, demand, cause of action, loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Article 11.

Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 11.2 shall survive the Closing or earlier termination of this Agreement.
ARTICLE 12 NOTICES
12.1    Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.
12.2    Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by UPS or a similar nationally recognized overnight courier service, or (iv) by facsimile with both telephonic confirmation and a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
12.3    Addresses. The addresses for proper notice under this Agreement are as follows:
As to Sellers or the Partnership:    Austin Portfolio LB Syndication Partner LLC
1271 Avenue of the Americas
38th Floor
New York, New York 10020
Attention: Joelle Halperin and Ashish Gupta
Telephone: (646) 285-9066
Facsimile: (646) 285-9336

TPG-Austin Portfolio Partners GP LLC
TPG-Austin Portfolio Investor LLC
c/o Thomas Properties Group
City National Plaza
515 Flower Street, Sixth Floor
Los Angeles, CA 90071
Attention: John Sischo and Paul Rutter
Telephone: (213) 613-1900
Facsimile: (213) 633-4760

Revere Austin Holdings, LLC
P.O. Box 3600, Corniche Street
c/o Real Estate Department
United Arab Emirates
Attention: Mohammed Jabara Al Marar
and Tom Arnold

With copies to:    Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119
Attention: W. Michael Bond, Esq. and David Herman, Esq.
Telephone: (212) 310-8035
Fax: (212) 310-8007

Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention: Douglas P. Snyder, Esq.
Telephone: (310) 284-2200
Facsimile: (310) 277-7889

Patton Boggs LLP
2000 McKinney Avenue, Suite 1700
Dallas, Texas 75201
Attention: Patrick F. McManemin, Esq.
Telephone: (214) 758-6675
Facsimile: (214) 758-1550

As to Purchaser:    TPG/CalSTRS Austin, LLC
c/o Thomas Properties Group
515 S. Flower Street, Suite 600
Los Angeles, California 90071
Attention: James A. Thomas, John Sischo
and Paul S. Rutter
Telephone: (213) 613-1900
Facsimile: (213) 633-4760

With a copy to:    Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention: Douglas P. Snyder, Esq.
Telephone: (310) 284-2200
Facsimile: (310) 277-7889

Either party may from time to time by written notice to the other party designate a different address for notices. Notices sent to or from an address outside of the continental United States shall be sent only by one of the methods specified in clauses (ii), (iii) or (iv) of this Section 12.3.

ARTICLE 13 ASSIGNMENT
Purchaser shall not have the right to assign, transfer or encumber this Agreement or any rights of Purchaser herein, including, without limitation, a direct or indirect sale or transfer no matter how remote (or the granting or an option, put or call right with respect to a transfer) of any class of ownership interests in Purchaser, without Sellers’ prior written consent, which consent may be granted or denied in Sellers’ sole and absolute discretion.
ARTICLE 14 MISCELLANEOUS
14.1    Entire Agreement. This Agreement embodies the entire agreement between the parties and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings.
14.2    Modifications. This Agreement may not be modified except by the written agreement of the parties.
14.3    Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.
14.4    Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.
14.5    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
14.6    Controlling Law. This Agreement and any actions related thereto will be construed under, governed by and enforced in accordance with the laws of the State of Delaware (without reference to conflicts of laws principles).
14.7    Exhibits. All exhibits, attachments, schedules, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.
14.8    No Rule of Construction. Sellers and Purchaser have each been represented by counsel in the negotiation and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by both Sellers and Purchaser, and no rule of construction will be invoked respecting the authorship of this Agreement.
14.9    Severability; Survival. In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to Sellers’ obligations to assign the Equity Interests and Purchaser’s obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision. All of the provisions of Articles 10 through 14 shall survive the Closing or the termination of this Agreement.

14.10    Time of Essence. Time is important to both Sellers and Purchaser in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.
14.11    Business Day. “Business Day” means any day on which business is generally transacted by banks in New York, New York. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.
14.12    No Memorandum. Purchaser and Sellers agree not to record this Agreement or any memorandum hereof.
14.13    Press Releases. Any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved by Purchaser and Sellers and their respective counsel.
14.14    Attorneys’ Fees and Costs. In the event either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all reasonable costs, expenses and attorneys’ fees incurred in connection with such action.
14.15    Counterparts and Expiration of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by facsimile) which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party.
14.16    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER IN CONTRACT OR IN TORT) BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF SELLERS AND PURCHASER HEREUNDER, PURCHASER’S OWNERSHIP OF THE EQUITY INTERESTS OR THE USE OF THE PROPERTY, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE PROPERTY.
14.17    Confidentiality.
14.17.1    Except as provided otherwise in this Section 14.17, Purchaser and Sellers, for the benefit of each other, hereby agree that neither of them will release or cause or permit to be released to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated hereby, without first obtaining the consent of the other party hereto, which may be granted or withheld in the sole discretion of the other party, except that Sellers may disclose the terms of this Agreement and the transactions contemplated hereby (i) to the bankruptcy court having jurisdiction over the LBHI Bankruptcy as reasonably determined by Sellers and/or (ii) to the lenders under the Existing Loan Documents. However, each party consents to any disclosure of this Agreement that the other party reasonably believes is required by law or pursuant to any litigation or arbitration between the parties or that is recommended in good faith by counsel to such other party. In addition, each party consents to any disclosure of matters relating to the Property and its ownership (but not the terms of this Agreement) after Closing.
14.17.2 It is understood that the foregoing shall not preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement on a confidential basis with any of its attorneys, accountants, professional consultants, financial advisors, rating agencies, as the case may be, or prevent any party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. In addition to any other remedies available to Sellers and Purchaser, Sellers and Purchaser shall each have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party or its representatives in order to enforce the provisions of this Section 14.17. Notwithstanding any other provision of this Agreement, the provisions of Section 14.17 shall survive Closing or the termination of this Agreement for one (1) year.
14.18    Jurisdiction and Service of Process. The parties hereto agree to submit to personal jurisdiction in the State of Delaware in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any state or federal court located in New Castle County, Delaware and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other proceeding by one party to this Agreement against the other arising out of or relating to this Agreement shall be instituted only in the State Court of Delaware, or the United States District Court for the District of Delaware, and each party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts. The provisions of this Section 14.18 shall survive the Closing or the termination of this Agreement.
14.19    Sellers’ Affiliate Exculpation. Purchaser agrees that it does not have and will not have any claims or causes of action against the Sellers Knowledge Individual or any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of any Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Sellers’ Affiliates”), arising out of Sellers’ obligations under this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Sellers and their assets for the satisfaction of any liability or obligation arising out of Sellers’ obligations under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of Seller contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers’ Affiliates with respect to any matters arising out of Sellers’ obligations under this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Sellers’ Affiliates, and hereby unconditionally and irrevocably releases and discharges Sellers’ Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Sellers’ Affiliates, in connection with or arising out of Sellers’ obligations under this Agreement or the transactions contemplated hereby. The provisions of this Section shall survive the termination of this Agreement and the Closing.
14.20    Purchaser Affiliate Exculpation. No present or future officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor, affiliate or agent of Purchaser shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement either before or after Closing. Sellers hereby waive and release any and all such personal liability and recourse. In addition, Sellers acknowledge and agree that after Closing all persons dealing with Purchaser must look solely to Purchaser’s direct or indirect interest in the Property for the enforcement of any claims against the liability of Purchaser. The limitations of liability provided in this section are in addition to, and not in limitation of, any limitation on liability applicable to Purchaser provided by law or in any other contract, agreement or instrument.

14.21    Further Assurances. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Agreement. The provisions of this Section 14.21 shall survive the Closing.

14.22    Joint and Several Liability. All entities constituting “Sellers” hereunder shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by Sellers.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

TPG-401 CONGRESS REIT LLC

By:	TPG Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership, its Sole Member
	By:	/s/ TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner
		By:	/s/John R. Sischo
		Name:	John R. Sischo
		Title:	Authorized Signatory

TPG-300 WEST 6TH STREET REIT LLC

By:	/s/ TPG Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership, its Sole Member
	By:	/s/ TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner
		By:	/s/John R. Sischo
		Name:	John R. Sischo
		Title:	Authorized Signatory

TPG-SAN JACINTO CENTER REIT LLC

By:	/s/ TPG Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership, its Sole Member
	By:	/s/ TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner
		By:	/s/John R. Sischo
		Name:	John R. Sischo
		Title:	Authorized Signatory

[Signature Page to Austin PSA]

TPG-401 CONGRESS REIT LLC

By:	/s/ TPG Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership, its Sole Member
	By:	/s/ TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner
		By:	/s/John R. Sischo
		Name:	John R. Sischo
		Title:	Authorized Signatory

TPG-ONE AMERICAN CENTER REIT LLC

By:	/s/ TPG Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership, its Sole Member
	By:	/s/ TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner
		By:	/s/John R. Sischo
		Name:	John R. Sischo
		Title:	Authorized Signatory

TPG-PARK 22 REIT LLC

By:	/s/ TPG Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership, its Sole Member
	By:	/s/ TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner
		By:	/s/John R. Sischo
		Name:	John R. Sischo
		Title:	Authorized Signatory

[Signature Page to Austin PSA]

TPG-WESTECH 360 REIT LLC

By:	/s/ TPG Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership, its Sole Member
	By:	/s/ TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner
		By:	/s/John R. Sischo
		Name:	John R. Sischo
		Title:	Authorized Signatory

TPG-GREAT HILLS PLAZA REIT LLC

By:	/s/ TPG Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership, its Sole Member
	By:	/s/ TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner
		By:	/s/John R. Sischo
		Name:	John R. Sischo
		Title:	Authorized Signatory

[Signature Page to Austin PSA]

PURCHASER:

TPG/CALSTRS AUSTIN, LLC,

a Delaware limited liability company

By:	/s/GTPG Austin Partner, LLC, a Delaware limited liability company, its Managing Member

	By:	/s/ Thomas Properties Group, L.P., a Maryland limited partnership, its Managing Member

		By:	/s/Thomas Properties Group, Inc., a Delaware corporation, its General Partner

			By:	/s/Paul S. Rutter
			Its:	PAUL S. RUTTER
			Title:	Co-Chief Operating Officer
and General Counsel

[Signature Page to Austin PSA]

JOINDER OF PARTNERSHIP

The undersigned TPG-Austin Portfolio Syndication Partners JV LP, a Delaware limited partnership (the “Partnership”), hereby joins in the foregoing Purchase and Sale Agreement between TPG-401 Congress REIT LLC, TPG-300 West 6th Street REIT LLC, TPG-San Jacinto Center REIT LLC, TPG-One Congress Plaza REIT LLC, TPG-One American Center REIT LLC, TPG-Park 22 REIT LLC, TPG-Westech 360 REIT LLC, and TPG-Great Hills Plaza REIT LLC, as Sellers, and TPG/CalSTRS Austin, LLC, a Delaware limited liability company, as Purchaser (the “PSA”), for the sole purpose of agreeing to be bound by the provisions of Section 3.2 (Purchase Price Allocation), Article 7 (Partnership’s Representations, Warranties and Covenants), Section 9.2.1.2 (regarding delivery of Certificate of Non-Foreign Status at Closing), Section 9.4 (Costs and Adjustments at Closing), Section 10.1 (Sellers’ or Partnership’s Breach From and After Closing) and Article 14 (Miscellaneous) of the PSA.

TPG-AUSTIN PORTFOLIO SYNDICATION
PARTNERS JV LP,
a Delaware limited partnership

By:	/s/TPG-Austin Portfolio Partners GP LLC, a Delaware limited liability company, its General Partner

By:	/s/John R. Sischo
Name:	John R. Sischo
Title:	Authorized Signatory

[Signature Page to Austin PSA]

Exhibit A
ASSIGNMENT AND ASSUMPTION OF EQUITY INTERESTS
THIS ASSIGNMENT AND ASSUMPTION OF EQUITY INTERESTS (this “Assignment”) is made as of __________________, 2012, by and among [Seller]a Delaware limited liability company (“Assignor”), and TPG/CalSTRS Austin, LLC, a Delaware limited liability company (“Assignee”).
RECITALS:
This Assignment is made with reference to the following facts:
A.    Assignor owns the [        ] Series (the “Equity Interests”) in TPG-Austin Portfolio Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to the Limited Liability Company Agreement of the Company dated as of June 1, 2007 (the “Operating Agreement”).
B.    Pursuant to that certain Purchase and Sale Agreement of even date herewith (the “PSA”), by and between Assignor and other members of the Company, as Sellers, and Assignee, as Purchaser, Assignor has agreed to assign and transfer all of Assignor's Equity Interests in the Company to Assignee, including all of Assignor's right, title and interest in and to the insurance policies identified in Attachment A attached hereto.
C.    Assignee desires to accept the aforesaid Equity Interests in the Company.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
1.    Assignor hereby assigns and transfers to Assignee the Equity Interests.
2.    Assignee hereby accepts the assignment from Assignor of the Equity Interests. Assignee hereby agrees to be bound by the terms and conditions of the Operating Agreement and hereby assumes all obligations related to or arising out of the Equity Interests to the extent the same arise from and after the date hereof. Immediately after giving effect to this Assignment such that the Equity Interests have vested in Assignee, Assignor shall be deemed to have withdrawn from the Company and the Operating Agreement shall be amended to reflect such withdrawal.
3.    This Assignment is made without any representations or warranties except as expressly set forth in the PSA with respect to the Equity Interests and the assignment thereof from Assignor to Assignee.
4.    General Provisions.
a.    Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further customary documents,

agreements and instruments as may be necessary or appropriate to carry out the purposes of this Assignment.
b.    Governing Law. This Assignment and any actions related thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
c.    Effective Date. This Assignment shall become binding and effective and shall result in the assignment of the Equity Interests to Assignee on the date hereof.
d.    Survival of Agreement. Nothing in this Assignment shall be construed to amend or modify the PSA or any terms thereof in any manner and, notwithstanding the execution and delivery of this Assignment, the PSA shall remain in full force and effect in accordance with its terms.
e.    Exculpation. The direct and indirect officers, directors, partners, agents, employees, members and shareholders of Assignor or Assignee, as applicable, shall not be personally liable for any debts or other obligations of Assignor or Assignee, as applicable, or in respect of any claims against Assignor or Assignee, as applicable, arising under this Assignment, and such debts, obligations and claims shall be satisfied solely out of the assets of Assignor or Assignee, as applicable. No personal judgment shall be sought or obtained against any direct or indirect officer, director, partner, agent, employee, member or shareholder of Assignor or Assignee, as applicable.
f.    Counterparts. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by facsimile shall be as effective as delivery of a manually executed counterpart of this Assignment.
g.    Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto.
h.    Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Equity Interests to be executed and delivered as of the effective date hereinabove provided.
ASSIGNOR:
[Seller]
ASSIGNEE:
TPG/CALSTRS AUSTIN, LLC,
a Delaware limited liability company

By: _______________________
Name: _____________________
Title: ______________________

Attachment A

Assigned Insurance Policies

Policy Period	Coverage (Policy Type)	$ Limit	Coverage Description	Deductible	Deductible Description	Insurance Company	Policy Number
	Property Insurance
02/02/12-02/02/13	Property - Commercial Separate Policy for Austin	$800,000,000 $150,000,000 Excluded $200,000,000 $800,000,000	Per Occurrence, except; Per Occurrence Boiler & Machinery Per Occurrence and Annual Aggregate for Earthquake Per Occurrence and Annual Aggregate for Flood Per Occurrence and Annual Aggregate for Terrorism	Various	Various	Lexington Insurance Company	20,413,055

	Casualty Insurance
10/15/2011	Workers Compensation Employers Liability	Statutory State Limit $1,000,000 $1,000,000 $1,000,000	CA, CT, PA, TX, VA Bodily Injury By Accident - Each Accident Bodily Injury By Disease - Each Employee Bodily Injury By Disease - Policy Limit	$NIL	N/A	Federal Insurance Company	71,737,182
10/15/2011	General Liability - Commercial Employee Benefits Liability	$2,000,000 $1,000,000 $1,000,000 $1,000,000	General Aggregate - Per Location (Other Than Products - Completed Operations) Per Occurrence - Bodily Injury and Property Damage General Aggregate Each Negligent Act	$NIL $1,000	Occurrence (Bodily Injury, Property Damage or Per Accident - Per Claims or Per Occurrence including Defense) Each Claim	Federal Insurance Company	99,476,073
10/15/2011	Automobile Liability - Commercial	$1,000,000 $5,000	Automobile Liability - Symbol 1 - All Automobiles including Non-Owned & Hired Medical Payments Per Person - Symbol 2 - All Owned Automobiles Physical Damage - Hired Car/ All Scheduled Vehicles: Scheduled/Owned Vehicles Valuation: Actual Cash Value Basis or Cost of Repair less deductibles:, whichever is less Hired Automobile Valuation: Actual Cash Value or Cost to Repair Basis maximum limit of $50,000 less the deductibles	$NIL $1,000 or 3% for HVV $1,000 or 3% for HVV $1,000 $1,000	Automobile Liability Scheduled Auto: Other than Collision per Accident Collision per Accident Hired Auto: Comprehensive Collision	Federal Insurance Company	73,564,382
10/15/2011	Umbrella - Commercial	$25,000,000 $25,000,000	General Aggregate - Follows Primary Per Occurrence	$10,000	Self-Insured Retention	ACE Property & Casualty Co	M00525042002
10/15/2011	Following Form Excess	$175,000,000 $175,000,000	Aggregate, as applicable Per Occurrence	$NIL	Self-Insured Retention	Various see attached	Various

	Environmental Insurance
9/29/10 to 9/29/15	Pollution Legal Liability	$25,000,000 $25,000,000 $50,000 $50,000	Each Pollution Event Limit Policy Aggregate Limit Crisis Management Expense Aggregate Green Standards Aggregate Limit	$100,000	Each Pollution Event	Steadfast Insurance Company (Zurich)	ZRE596980900

*Note: This record has been prepared for your convenience and is a simplification

Exhibit B

TRANSFEROR'S CERTIFICATION OF NON‑FOREIGN STATUS
PURSUANT TO
TREASURY REGULATION § 1.1445‑2(b)(2)

(FIRPTA CERTIFICATE - AUSTIN)

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform TPG/CalSTRS Austin, LLC (the “Transferee”), that the withholding of such tax is not required upon the transfer of that certain real property located in Austin, Travis County, Texas by tpg-austin portfolio syndication partners JV LP, a Delaware limited partnership (the “Transferor”), pursuant to the terms of that certain Purchase and Sale Agreement dated the date hereof by and among certain parties named therein, as Sellers, and Transferee, as Purchaser (the “Purchase Agreement”), the undersigned hereby certifies pursuant to Section 9.2.1.2 of the Purchase Agreement, on the Transferor's behalf, and not individually, as follows:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2.    Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);
3.    Transferor's U.S. employer identification number is 26-0190792 and
4.    Transferor's office address is: c/o Thomas Properties Group, City National Plaza, 515 Flower Street, Sixth Floor, Los Angeles, CA 90071.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Transferor understands that Transferee is relying on this certification in determining whether withholding is required upon said transfer.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this certification on behalf of the Transferor as of this ____ day of September, 2012.
[The remainder of this page is left blank intentionally.]

TRANSFEROR:

TPG-AUSTIN PORTFOLIO SYNDICATION
PARTNERS JV LP., a Delaware limited partnership

By:
Name:
Title:

Schedule A
Sellers, Series and Series Property

Series	Seller	Mezzanine Subsidiaries	Property Owning Subsidiaries	Individual Properties
401 Congress	TPG-401 Congress REIT LLC	TPG-401 Congress Mezzanine LLC	TPG-401 Congress LLC	Frost Bank Tower, 401 Congress Avenue (ground leased)
300 West 6th St.	TPG-300 West 6th Street REIT LLC	TPG-300 West 6th Street Mezzanine LLC	TPG-300 West 6th Street LLC	300 West 6th Street
San Jacinto Center	TPG-San Jacinto Center REIT LLC	TPG-San Jacinto Center Mezzanine LLC	TPG-San Jacinto Center LLC	San Jacinto Center, 98 San Jacinto Boulevard
One Congress Plaza	TPG-One Congress Plaza REIT LLC	TPG-One Congress Plaza Mezzanine LLC	TPG-One Congress Plaza LLC	One Congress Plaza, 111 Congress Avenue
One American Center	TPG-One American Center REIT LLC	TPG-One American Center Mezzanine LLC	TPG-One American Center LLC	One American Center, 600 Congress Avenue (ground leased in part)
Park 22	TPG-Park 22 REIT LLC	N/A	TPG-Park 22 LLC	Park 22, 8601 Bull Creek Road
Westech 360	TPG-Westech 360 REIT LLC	N/A	TPG-Westech 360 LLC	Westech 360, 8911 Capital of Texas Highway
Great Hills Plaza	TPG-Great Hills Plaza REIT LLC	N/A	TPG-Great Hills Plaza LLC	Great Hills Plaza, 9600 Great Hills Trail

Schedules A-1 through A-8

Legal Descriptions

SCHEDULE A-1 40201202015A (401 Congress - Frost Bank Tower) - LEGAL DESCRIPTION:

Tract 1: Lots 1 and 11, Block 42, of CONGRESS AT FOURTH, a Subdivision in Travis County, Texas, according to the map or plat thereof; recorded in Document No. 200100231, of the Official Public Records of Travis County, Texas. Same being more particularly described by metes and bounds as follows:

Being 1.256 acres of land situated in the City of Austin, Travis County, Texas, being all of Lots 1 and 11, Block 42, Congress at Fourth, a subdivision of record in Document No. 200100231, of the Official Public Records of Travis County, Texas, said Lots 1 and 11 being all of Lot 1-5 and Lots 11-12, and a portion of a Twenty (20) foot alley, Block 42, of the Original City of Austin, according to the Map or Plat on file at the Texas general land office, said Lots 1 and 11 having been conveyed to TX-frost Tower office Limited partnership, by deed of record in Document No. 2006179826, of said Official Public Records, said 1.256 acre tract being more particularly described by metes and bounds as follows:

BEGINNING, at a 1/4 inch drill hole set in concrete at the intersection of the Westerly right-of-way line of Brazos Street (80 feet R.O.W.) and the Northerly right-of-way line of East 4th street (80 feet R.O.W.), being the Southeasterly corner of said Lot 11, Congress at Fourth, and said Lot 12, Block 42, for the Southeasterly corner hereof, from which a 5/8-inch iron rod found in the centerline of said Brazos Street bears South 56 degrees 39 minutes 59 seconds East, a distance of 41.73 feet, and from which a cut "X" found in concrete at the Northwesterly corner of Block 31, of said Original City of Austin bears South 28 degrees 28 minutes 18 seconds East, a distance of 113.07 feet;

THENCE, North 73 degrees 30 minutes 22 seconds West, along said Northerly right-of-way line of East 4th Street, being the Southerly lines of said congress at Fourth and said Block 42, for the Southerly line hereof, a distance of 340.00 feet to a 1/4 inch drill hole set in granite tile at the intersection of said Northerly right-of-way line and the Easterly right-of-way line of Congress Avenue (120 feet R.O.W.), being the Southwesterly corner of said Congress at Fourth and said Block 42, for the Southwesterly corner hereof;

THENCE, North 16 degrees 33 minutes 46 seconds East along said Easterly right-of-way line of Congress Avenue, being the Westerly line of said Congress at Fourth and said Block 42, for the Westerly line hereof, a distance of 229.61 feet to a calculated point at the Northwesterly corner of said Lot 1, Congress at Fourth, being the common Westerly corner of said Lots 5 and 6, Block 42, said Lot 6 having been conveyed to Mexic-Arte Museum, by Deed of record in Document No. 2001007923, of said Official Public Records, for the Northwesterly corner hereof;

THENCE, South 73 degrees 30 minutes 22 seconds East leaving said Easterly right-of-way line, along the Northerly line of said Lot 1, Congress at Forth, being in part along the common line of said Lots 5 and 6, Block 42 and in part over and across said twenty foot alley, for a portion of the Northerly line hereof, a distance of 170.00 feet to a 1/4 inch drill hole set in concrete at an angel point;

THENCE, South 16 degrees 33 minutes 46 seconds West continuing over and across said twenty foot alley, being the Easterly line of said Lot 1, Congress at Fourth and in part the Westerly line of Lot 9, of said Congress at Fourth, for a portion of the Northerly line hereof, a distance of 137.49 feet to a 1/4 inch drill hole set in concrete at the common Westerly corner said Lots 9 and 11, Congress at Forth, for an angle point;

THENCE, South 73 degrees 30 minutes 22 seconds East in part continuing over and across said twenty foot alley, and along the common line of said Lots 9 and 11, Congress at Forth, being the common line of said Lots 10 and 11, Block 42, for a portion of the Northerly line hereof, a distance of 170.00 feet to a PK nail with brass washer set in concrete at the common Easterly corner of said Lots 9 and 11, Congress at Fourth, being the common Easterly corner of said Lots 10 and 11, Block 42, also being on said Westerly right-of-way line of Brazos Street, for the Northeasterly corner hereof;

THENCE, South 16 degrees 33 minutes 46 seconds West along said Westerly right-of-way line, being the Easterly lines of said Lot 11, Congress at Fourth, and said Lots 11-12, Block 42, for the Easterly line hereof, a distance of 92.12 feet to the POINT OF BEGINNING, and containing 1.256 acres (54,694 square feet) of land, more or less, within these metes and bounds.

Tract 2: Together with, all that certain tract of parcel of land containing 464 square feet, more or less, out of the 20 foot wide alley in Block 42, Original City of Austin, according to the map or plat thereof recorded in the General Land Office of the State of Texas, said tract being more particularly described by metes and bounds as follows:

Being 464 square feet of land situated in the City of Austin, Travis County, Texas, being all of that certain 461 square foot tract conveyed to TX-Frost Tower office Limited Partnership, by said deed of record in Document No. 2006179826, of said Official Public Records, said 461 square foot tract being a portion of a Twenty (20) foot alley out of Block 42, Original City Of Austin, according to the map or plat on file at the Texas General Land Office, said 464 square foot tract being more particularly described by metes and bounds as follows:

BEGINNING, at a 1/4 inch drill hole set at the Northeasterly corner of said Lot 1, Congress at Fourth, being in the right-of-way of said Twenty foot alley, also being of the Westerly line of that certain tract conveyed to Homestead Management, L.P., by Deed of Record in Document No. 2002173640, of said Official Public Records, for the Southeasterly corner hereof;

THENCE, North 73 degrees 30 minutes 22 seconds West, over and across said twenty foot alley, along the Northerly line of said Lot 1, Congress at Fourth, for the Southerly line hereof, a distance of 10.00 feet to a calculated point at a building corner of the Westerly line of said twenty foot alley, being the Southeasterly corner of Lot 6, of said Block 42, for the Southwesterly corner hereof;

THENCE, North 16 degrees 33 minutes 46 seconds East, along the Easterly line of said Lot 6, being the Westerly line of said twenty foot alley, for the Westerly line hereof, a distance of 46.39 feet to a calculated point at a building corner at the Northeasterly corner of said Lot 6, being the intersection of the Westerly line of said twenty foot alley and the Southerly right-of-way line of East 5th Street (80 foot R.O.W.), for the Northwesterly corner hereof;

THENCE, South 73 degrees 30 minutes 22 seconds East, along said Southerly right-of-way line of East 5th Street, being the Northerly line of said twenty foot alley, for the Northerly line hereof, a distance of 10.00 feet to a 1/4 inch drill hole set in concrete, for the Northeasterly corner hereof;

THENCE, South 16 degrees 33 minutes 46 seconds West, leaving said Southerly right-of-way line, over and across said twenty foot alley, for the Easterly line hereof, a distance of 46.39 feet to the POINT OF BEGINNING, and containing 464 square feet of land, more or less, within these metes and bounds.

Tract 3: Together with, that certain Easement Estate created by instrument dated January 12, 2001, recorded in Document No. 2001007921 of the Official Public Records of Travis County, Texas, over and across all of that certain tract or parcel of land containing 919 square feet, more or less, out of the 20 foot wide alley in Block 42, Original City of Austin, according to the map or plat thereof recorded in the General Land Office of the State of Texas.

Tract 4: Leasehold estate created by that certain First Amended and Restated Ground Lease Agreement by and between Bloor Property Partnership and Cousins Properties Texas LP, entered into July 16, 2001, to be effective June 1, 2001, a Memorandum of which is recorded in Document No. 2001118999 of the Official Public Records of Travis County, Texas, as amended by Assignment and Assumption of Ground Lease by and between Cousins Properties Texas LP and TX-Frost Tower Office Limited Partnership (predecessor by merger to TX-Texas Frost Tower Limited Partnership), dated September 13, 2006 recorded in Document No. 2006179827 of the Official Public Records of Travis County, Texas; in and to the following parcel(s): Lots 9 and 10, Block 42, Original City of Austin, together with that certain 921 square foot portion of a 20 foot vacated alley, such property re-platted as Lot 9, Block 42, of CONGRESS AT FOURTH, a Subdivision in Travis County, Texas, according to the map or plat thereof; recorded in Document No. 200100231, of the Official Public Records of Travis County, Texas.

Tract 5: License created by that certain Governmental Right of Way Encroachment License Agreement No. F#7328-0002 executed by and between the City of Austin, Texas, and the Travis County Historical District, dated May 19, 2000, recorded in/under 2000076840 of the Real Property Records of Travis County, Texas.

SCHEDULE A-2 201202015B (300 West 6th) - LEGAL DESCRIPTION:

Tract 1:
Being Lots 1-6 (inclusive), Lots 10-12 (inclusive), a portion of Lots 7-9 (inclusive), Block 72, and the twenty (20) foot wide alley in Block 72 of THE ORIGINAL CITY OF AUSTIN, a subdivision in Travis County, Texas, according to the map or plat thereof of record in the General Land Office of the State of Texas, and being more particularly described as follows:

BEING a 1.596 acre tract of land situated in the City of Austin, Travis County, Texas being Lots 1 - 6 (inclusive), Lots 10 - 12 (inclusive), a portion of Lots 7 - 9 (inclusive) Block 72 and the 20 foot wide alley in Block 72 of the Original City of Austin Subdivision as shown on the Plat or Map of record in the General Land Office of the State of Texas; said 1.596 acres also being that same tract of land conveyed to 300 West Sixth, L.P. by deed of record in Document No. 2000073312 of the Official Public Records of Travis County, Texas; said 1.596 acres being more particularly described by metes and bounds as follows:

COMMENCING at a City of Austin monument found at the intersection of the centerline of Guadalupe Street Right-of-Way (80' R.O.W.) with the centerline of West 7th Street Right-of-Way (80' R.O.W.), from which a City of Austin monument found at the intersection of the centerline of Guadalupe Street Right-of-Way with the centerline of West 8th Street Right-of-Way (80' R.O.W.) bears N19°00'00"E (Bearing Basis), a distance of 356.12 feet;

THENCE, S19°00'00"W, along the centerline of Guadalupe Street, a distance of 39.98 feet to a point, from which a nail found at the centerline intersection of Guadalupe Street and West 6th Street Rights-of-Way (80' R.O.W.) bears S19°00'00"W, a distance of 316.09 feet;

THENCE S71°00'00"E, leaving the centerline of Guadalupe Street (along a perpendicular line), a distance of 39.90 feet to a cut "X" set in concrete (where a 1/2 inch iron rod was found August, 2000), for the POINT OF BEGINNING being the northwesterly corner of said Lot 12 and hereof;

THENCE, S70°52'36"E, along the southerly line of West 7th Street, being the northerly line of Lots 9 - 12 (inclusive), a distance of 175.65 feet to an angle point hereof, being the northwesterly corner of that certain tract of land conveyed to the Lone Star Chapter Number Six Royal Arch Masons by deed of record in Volume 362, Page 245 of the Deed Records of Travis County, Texas, from which a cut "X" set in concrete (where a cut "X" was found August, 2000), at the intersection of the southerly line of West 7th Street with the westerly Right-of-Way line of Lavaca Street (80' R.O.W.) bears S70°52'36"E, a distance of 101.32 feet;

THENCE, leaving the southerly line of West 7th Street, along the common line of said Royal Arch Masons Tract and said 1.596 acre 300 West Sixth, L.P. Tract, over and across said Lots 7 - 9 (inclusive), the following two (2) courses and distances:

1) S19°00'09"W, along a line parallel to the easterly line of said Block 72, (as found on the ground), a distance of 68.19 feet to a cut "X" set in concrete for an angle point hereof;

2) S70°52'36"E, along a line parallel to the northerly line of said Block 72 (as found on the ground), a distance of 101.32 feet to a cut "X" set in concrete (where a 1/2 inch iron rod was set August, 2000), for the easternmost northeasterly corner hereof, being in the westerly line of Lavaca Street, same being the easterly line of said Lot 7 and also being the common easterly corner of said Royal Arch Masons Tract and said 1.596 acre 300 West Sixth, L.P. Tract and hereof, from which a cut "X" set in concrete (where a 1/2 inch iron rod was found August, 2000), at the intersection of the southerly line of West 7th Street with the westerly Right-of-Way line of Lavaca Street (80' R.O.W.) bears N19°00'00"E, a distance of 68.19 feet;

THENCE S19°00'09"W, along the westerly line of Lavaca Street, same being the easterly line of said Lot 6 and Lot 7, a distance of 207.74 feet to a cut "X" set in concrete (where a cut "X" was found in concrete August, 2000), at the intersection of the northerly line of West 6th Street, being the southeasterly corner of said Lot 6 and hereof;

THENCE, N70°53'17"W, along the northerly line of West 6th Street, same being the southerly lines of said Lots 1 - 6 (inclusive), a distance of 276.99 feet to a cut "X" set in concrete (where a cut "X" was found in concrete August, 2000), being at the intersection of the easterly line of Guadalupe Street, same being the southwesterly corner of said Lot 1 and hereof;

THENCE, N19°00'28"E, along the easterly line of Guadalupe Street, same being the westerly line of said Lots 1 and 12 of said Block 72, a distance of 275.98 feet to the POINT OF BEGINNING containing an area of 1.596 acres (69,524 square feet) of land, more or less.

Tract 2:
License created by City of Austin License Agreement dated November 25, 1985, recorded in Volume 9553, Page 430 of the Real Property Records of Travis County, Texas, over and across portions of Lavaca Street, Guadalupe Street, West 6th Street and West 7th Street, for encroachment of landscaping.

Tract 3:
License created by Right of Way Encroachment License Agreement No. F#7340-0002 dated August 15, 2000, recorded under Document No. 2000134150 of the Real Property Records of Travis County, Texas, over and across portions of Lavaca Street, Guadalupe Street, West 6th Street and West 7th Street, for installation, repair and maintenance of pavers, trees, tree wells and grates, planters, benches irrigations system and lighting, as further affected by Assignment and Assumption Agreement recorded under Document No. 2006030838 of the Real Property Records of Travis County, Texas.

Tract 4:
License created by Right of Way Encroachment License Agreement No. 7644-0109 dated March 5, 2002, recorded under Document No. 2002043074 of the Real Property Records of

Travis County, Texas, over and across the sidewalk area more particularly described therein, for installation, repair, maintenance and removal of irrigation and landscaping, as further affected by Assignment and Assumption Agreement recorded under Document No. 2006030837 of the Real Property Records of Travis County, Texas.

SCHEDULE A-3 201202015C (San Jacinto Center) - LEGAL DESCRIPTION:

TRACT 1:
Lots 1 and 3, SAN JACINTO CENTER, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 89, Page 21 of the Plat Records of Travis County, Texas.

TRACT 2:
Easement estate created by Unified Development Declaration for San Jacinto Center Town Lake dated March 29, 1990, recorded in/under 11157/19, as Amended and Restated by instrument recorded in/under 11530/463, as amended by First Amendment recorded in/under 11750/1025 as corrected in 11767/14, and by Second Amendment recorded in/under 13060/1443 and by Third Amendment recorded in/under 2010090576 of the Official Public Records of Travis County, Texas, and as further affected by instruments recorded in/under 12594/1456, 12595/1829, and 12838/278 of the Real Property Records of Travis County, Texas, upon and across the following described property:

Lot 2, SAN JACINTO CENTER, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Volume 89, Page 21 of the Plat Records of Travis County, Texas; and

Lot 4, REPLAT OF LOT FOUR, SAN JACINTO CENTER SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 200100082 of the Official Public Records of Travis County, Texas. Said Lot 4 now known as TOWN LAKE RESIDENCES CONDOMINIUM, a condominium project in Travis County, Texas, according to the Declaration of Condominium and amendments thereto, recorded under Document No. 2010059058 of the Official Public Records of Travis County, Texas.

SCHEDULE A-4 201202015D (One Congress Plaza) - LEGAL DESCRIPTION:

Tract 1: Being all of Lots 1 thru 12 (inclusive), Block 6 of THE ORIGINAL CITY OF AUSTIN, a subdivision in Travis County, Texas, according to the map or plat thereof on file in the General Land Office of the State of Texas, together with the vacated twenty (20) foot alley in said Block 6, vacated by City Ordinance No. 840308N, a copy of which is recorded in/under 9589/913, amended in/under 9589/941 of the Real Property Records of Travis County, Texas, and being more particularly described as follows:

BEGINNING, at a drill hole set in granite at the intersection of the Westerly right-of-way line of Brazos Street (80 foot R.O.W.) and the Northerly right-of-way line of East 1st Street/Cesar Chavez (80 foot R.O.W.), being the Southeasterly corner of said Lot 12, Block 6, for the Southeasterly corner hereof, from which a drill hole found in concrete at the Southwesterly corner of said Lot 1, Block 7 bears South 73 degrees 28 minutes 50 seconds East, a distance of 80.00 feet;

THENCE, North 73 degrees 28 minutes 50 seconds West along said Northerly right-of-way line of East 1st Street, being the Southerly lines of said Lot 12, Block 6, said vacated twenty foot alley, and said Lot 1, Block 6, for the Southerly line hereof, a distance of 340.16 feet to a drill hole set in granite at the intersection of said Northerly right-of-way line and the Easterly right-of-way line of Congress Avenue (120 feet R.O.W.), being the Southwesterly corner of said Lot 1 and said Block 6, for the Southwesterly corner hereof;

THENCE, North 16 degrees 33 seconds 46 minutes East leaving said Northerly right-of-way line of East 1st Street, along said Easterly right-of-way line of Congress Avenue, being the Westerly lines of said Lots 1-6, Block 6, for the Westerly line hereof, a distance of 276.37 feet to a drill hole set in granite at the intersection of said Easterly right-of-way line and the Southerly right-of-way line of East 2nd Street (80 feet R.O.W.), being the Northwesterly corner of said Lot 6, Block 6, for the Northwesterly corner hereof;

THENCE, South 73 degrees 28 minutes 50 seconds East, leaving said Easterly right-of-way line of Congress Avenue, along said Southerly right-of-way of East 2nd Street, being the Northerly lines of said Lot 6, said vacated twenty foot alley, and said Lot 7, Block 6, for the Northerly line hereof, a distance of 340.16 feet to a calculated point at the intersection of said Southerly right-of-way line and said Westerly right-of-way line of Brazos Street, being the Northeasterly corner of said Lot 7, for the Northeasterly corner hereof, from which a cut "X" found in concrete at the Northwesterly corner of said Block 7 bears South 73 degrees 32 minutes 43 seconds East, a distance of 80.00 feet;

THENCE, South 16 degrees 33 minutes 46 seconds West, leaving said Southerly right-of-way line of East 2nd Street, along said Westerly right-of-way line of Brazos Street, being the Easterly lines of said Lots 7-12, Block 6, for the Easterly line hereof, a distance of 276.37 feet to the POINT OF BEGINNING, and containing 2.158 acres (94,010 square feet) of land, more or less, within these metes and bounds.

Tract 2: Being all of Lots 1 thru 6 (inclusive), Block 7 of THE ORIGINAL CITY OF AUSTIN, a subdivision in Travis County, Texas, according to the map or plat thereof on file in the General Land Office of the State of Texas and being more particularly described as follows:

BEGINNING, at a drill hole found in concrete at the intersection of the Northerly right-of-way line of East 1st Street/Cesar Chavez (80 foot R.O.W.) and the Easterly right-of-way line of Brazos Street (80 foot R.O.W.), being the Southwesterly corner of said Lot 1, Block 7, for the Southwesterly corner hereof;

THENCE, North 16 degrees 33 minutes 46 seconds East, leaving said Northerly right-of-way line of East 1st Street, along said Easterly right-of-way line of Brazos Street, being the Westerly line of said Lot 1, for the Westerly line hereof, a distance of 128.63 feet to a drill hole found in concrete at the Northwesterly corner of said Lot 1, being at the intersection of said Easterly right-of-way line and the Southerly right-of-way line of a twenty (20) foot alley, for the Northwesterly corner hereof, from which a PK nail found in concrete at the Southwesterly corner of Lot 12, of said Block 7 bears North 16 degrees 33 minutes 46 seconds East, a distance of 19.64 feet;

THENCE, South 73 degrees 23 minutes 43 seconds East, leaving said Easterly right-of-way line of Brazos Street, along the Southerly right-of-way line of said twenty foot alley, being the Northerly lines of said Lots 1-6, Block 7, for the Northerly line hereof, a distance of 275.99 feet to a drill hole set in concrete at the intersection of said Southerly right-of-way line and the Westerly right-of-way line of San Jacinto Street (80 foot R.O.W.), being the Northeasterly corner of said Lot 6, for the Northeasterly corner hereof, from which a cut "X" found in concrete at the Southeasterly corner of Lot 7, of said Block 7 bears North 16 degrees 34 minutes 42 seconds East, a distance of 20.00 feet;

THENCE, South 16 degrees 34 minutes 42 seconds West leaving the Southerly right-of-way line of said twenty foot alley, along said Westerly right-of-way line of San Jacinto Street, being the Easterly line of said Lot 6, for the Easterly line hereof, a distance of 128.22 feet to a drill hole set in concrete at the intersection of said Westerly right-of-way line and said Northerly right-of-way line of East 1st Street, being the Southeasterly corner of said Lot 6, for the Southeasterly corner hereof;

THENCE, North 73 degrees 28 minutes 50 seconds West, leaving said Westerly right-of-way line of San Jacinto Street, along said Northerly right-of-way line of East 1st Street, being the Southerly lines of said Lots 1-6, Block 7, for the Southerly line hereof, a distance of 275.96 feet to the POINT OF BEGINNING, and containing 0.814 acre (35,442 square feet) of land, more or less, within these metes and bounds.

Tract 3: License for fourteen (14) foot pedestrian tunnel easement and being a portion of Brazos Street, in the City of Austin, Texas, according to the map or plat thereof on file in the General Land Office of The State of Texas, as created by License Agreement by and between the City of Austin and One Congress Plaza, Ltd., recorded in/under 9386/47, as further affected by assignment recorded in/under 12064/1703, and as further affected by instruments recorded in/under 12066/1346 and 12211/2714 of the Real Property Records of Travis County, Texas, and being more particularly described as follows:

All of that certain tract or parcel of land being a portion of Brazos Street, an 80 foot public right-of-way, in the Original City of Austin, Travis County, Texas, according to the map or plat on file in the general land office of the State of Texas, the herein described tract being that same tract of land as described in a license agreement by and between the City of Austin and one Congress Plaza Ltd. In Volume 9386, Page 47 of the Real Property Records of Travis County, Texas, and being more particularly described by metes and bounds as follows:

Beginning at a 1/4 inch hole drilled in a tile walk, being at the intersection of the North R.O.W. line of East 1st Street, an 80 foot public right-of-way, and the West R.O.W. line of Brazos Street, an 80 foot public right-of-way, being at the Southeast corner of Lot 12, Block 6 of the said Original City of Austin, for the Southwest corner and place of beginning hereof;

Thence along the West R.O.W. line of Brazos Street, being the East line of the said Lot 12, Block 6, North 19 degrees 00 minutes 20 seconds East for a distance of 14.00 feet to a point for the Northwest corner hereof;

Thence along the North line of the herein described 14 foot pedestrian tunnel easement, South 71 degrees 02 minutes 40 seconds East for a distance of 80.00 feet to a point in the East R.O.W. line of Brazos Street, being the West line of Lot 1, Block 7 of the said Original City of Austin, for the Northeast corner hereof;

Thence along the East R.O.W. line of Brazos Street, being the West line of the said Lot 1, Block 7, South 19 degrees 00 minutes 20 seconds West for a distance of 14.00 feet to a 1/4 inch hole drilled in a concrete walk at the Southwest corner of the said Lot 1, Block 7, being at the intersection of the North R.O.W. line of East 1st Street and the East R.O.W. line of Brazos Street for the Southeast corner hereof;

Thence along the South line of the herein described 14 foot pedestrian tunnel easement, North 71 degrees 02 minutes 40 seconds West for a distance of 80.00 feet to the place of beginning.

Tract 4: License for eight (8) foot utility tunnel easement and being a portion of Brazos Street, in the City of Austin, Texas, according to the map or plat thereof on file in the General Land Office of The State of Texas, as created by License Agreement by and between the City of Austin and One Congress Plaza, Ltd., recorded in/under 9386/47, as further affected by assignment recorded in/under 12064/1703, and as further affected by instruments recorded in/under 12066/1346 and 12211/2714 of the Real Property Records of Travis County, Texas, and being more particularly described as follows:

Beginning for reference at 1/4 inch hole drilled in a tile walk, being at the intersection of the North R.O.W. line of East 1st Street, an 80 foot public right-of-way, and the West
R.O.W. line of Brazos Street, an 80 foot public right-of-way, being at the Southeast corner of Lot 12, Block 6 of the said Original City of Austin;

Thence along the West R.O.W. line of Brazos Street, being the East line of the said Block 6, North 19 degrees 00 minutes 20 seconds East for a distance of 107.74 feet to a point for the Southwest corner and place of beginning hereof;

Thence along the West R.O.W. line of Brazos Street, being the East line of the said Block 6, North 19 degrees 00 minutes 20 seconds East for a distance of 8.00 feet to a point for the Northwest corner hereof;

Thence along the North line of the herein described 8 foot utility tunnel easement, South 71 degrees 02 minutes 40 seconds East for a distance of 80.00 feet to a point in the East R.O.W. line of Brazos Street, being the West line of Lot 1, Block 7 of the said Original City of Austin, for the Northeast corner hereof;

Thence along the East R.O.W. line of Brazos Street, being the West line of the said Lot 1, Block 7, South 19 degrees 00 minutes 20 seconds West for a distance of 8.00 feet to a point for the Southeast corner hereof;

Thence along the South line of the herein described 8 foot utility tunnel easement, North 71 degrees 02 minutes 40 seconds West for a distance of 80.00 feet to the place of beginning.

SCHEDULE A-5 201202015E (One American Center) - LEGAL DESCRIPTION:

TRACT 1:
Lot B, ONE AMERICAN CENTER ADDITION SECOND AMENDED PLAT, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in/under Volume 90, Page 105 of the Plat Records of Travis County, Texas, more particularly described by metes and bounds in Exhibit "A-1" attached hereto and made a part hereof.

TRACT 2:
All of Lots 1, 2, and 3 and parts of Lots 4, 5, and 6, Block 70, ORIGINAL CITY OF AUSTIN, Travis County, Texas, more particularly described by metes and bound in Exhibit "A-2" attached hereto and made a part hereof; SAVE AND EXCEPT the North 23 feet of Lot 4 and the South 26 feet of Lot 5. Said save and except tract being more particularly described in Exhibit "A-3" attached hereto and made a part hereof.

TRACT 3:
Leasehold estate created by that certain Ground Lease Agreement between the Austin National Bank, Trustee and John H. Chiles, Jr., as Lessors, and Rust Properties, as Lessee, entered into May 1, 1981 (executed May 15, 1981), a Memorandum of which is recorded in Volume 7460, Page 542 of the Real Property Records of Travis County, Texas, and as ratified by the instrument recorded in Volume 8214, Page 604 of the Real Property Records of Travis County, Texas; as amended by Assumption and Assignment of Leases, Obligations and Contracts between Rust Properties and One American Center Joint Venture, dated July 20, 1983, recorded in Volume 8172, Page 24 of the Real Property Records of Travis County, Texas; First Amendment to Lease Agreement between InterFirst Bank Austin, N.A., formerly the Austin National Bank, Co-Trustee of the May H. Chiles Trust and John H. Chiles, Jr., Individually and as Co-Trustee of the Mary H. Chiles Trust and One American Center Joint Venture dated October 14, 1983, recorded in Volume 8314, Page 76 of the Real Property Records of Travis County, Texas; Assumption and Assignment of Leases, Obligations and Contracts between One American Center Joint Venture and One American Center, Ltd., dated December 18, 1984, recorded in Volume 8950, Page 73 of the Real Property Records of Travis County, Texas; Assumption and Assignment of Leases, Obligations and Contracts between One American Center, Ltd. and One American Center Associates dated December 18, 1984, recorded in Volume 8950, Page 124 of the Real Property Records of Travis County, Texas; Second Amendment to Lease Agreement between One American Center Associates and InterFirst Bank Austin, N.A. (formerly the Austin National Bank) and Lillian Ammann Chiles, in their respective capacities as co-trustees of the Mary H. Chiles Trust, the Lillian Ammann Chiles Marital Trust and the John H. Chiles, Jr. Family Trust, dated December 15, 1986, recorded in Volume 10037, Page 636 of the Real Property Records of Travis County, Texas; Assignment and Assumption of Ground Lease by and between One American Center Associates, L.P. (successor by merger and conversion to One American Center Associates) and TRST American, Inc., dated June 18, 1991, recorded in Volume 11468, Page 1989 of the Real Property Records of Travis County, Texas; and Special Warranty Deed executed by TRST American, Inc. to ZML-One American Center Limited Partnership, dated
November 1, 1995, recorded in Volume 12556, Page 58 of the Real Property Records of Travis County, Texas; in and to the following parcel(s): The North 23 feet of Lot 4 and the

South 26 feet of Lot 5, Block 70, ORIGINAL CITY OF AUSTIN, Travis County, Texas, more particularly described by metes and bound in Exhibit "A-3" attached hereto.

TRACT 4:
The licensee's interest in the real property in Travis County, Texas described as the Aerial License tract in Exhibit "A-4" attached hereto pursuant to the License Agreement dated May 27, 1982, by and between the City of Austin, Texas, as Licensor, and Rust Properties, as Licensee, a Memorandum of which is recorded in Volume 7840, Page 427 of the Real Property Records of Travis County, Texas; as amended by Modification and Addendum to License Agreement dated June 1, 1982; as assigned to One American Center Joint Venture by Assumption and Assignment of Lease, Obligations and Contracts dated July 20, 1983, recorded in Volume 8172, Page 24 of the Real Property Records of Travis County, Texas; as amended by First Amendment to License Agreement dated October 31, 1983, recorded in Volume 8318, Page 710 of the Real Property Records of Travis County, Texas; as assigned to One American Center, Ltd. by Assumption and Assignment of Leases, Obligations and Contracts dated December 18, 1984, recorded in Volume 8950, Page 73 of the Real Property Records of Travis County, Texas; as assigned to One American Center Associates by Assumption and Assignment of Leases, Obligations and Contracts dated December 18, 1984, recorded in Volume 8950, Page 124 of the Real Property Records of Travis County, Texas; as amended by Second Amendment to License Agreement dated December 4, 1986, recorded in Volume 10014, Page 199 of the Real Property Records of Travis County, Texas; as assigned to TRST American, Inc. by General Warranty Deed dated June 18, 1991, recorded in Volume 11468, Page 1966 of the Real Property Records of Travis County, Texas; as assigned to ZML-One American Center Limited Partnership by Special Warranty Deed dated November 1, 1995, recorded in Volume 12556, Page 58 of the Real Property Records of Travis County, Texas (The "Aerial License").
TRACT 5:
The licensee's interest in the real property in Travis County, Texas described as the Sidewalk License Tract in Exhibit "A-5" attached hereto pursuant to the License Agreement dated March 12, 1982, by and between the City of Austin, Texas, as Licensor, and Rust Properties, as Licensee, and recorded in Volume 7699, Page 949 of the Real Property Records of Travis County, Texas; as assigned to One American Joint Venture by Partial Assignment of License Agreement dated March 16, 1982, recorded in Volume 8318, Page 931 of the Real Property Records of Travis County, Texas; as corrected by Correction Partial Assignment of License Agreement dated effective March 16, 1982, recorded in Volume 8389, Page 884 of the Real Property Records of Travis County, Texas; as corrected by Correction Partial Assignment of License Agreement dated effective March 16, 1982, recorded in Volume 8745, Page 796 of the Real Property Records of Travis County, Texas; as assigned to One American Center, Ltd. by Assumption and Assignment of Leases, Obligations and Contracts dated December 18, 1984, recorded in Volume 8950, Page 73 of the Real Property Records of Travis County, Texas; as assigned to One American Center Associates by Assumption and Assignment of Leases, Obligations and Contracts dated December 18, 1984, recorded in Volume 8950, Page 124 of the Real

Property Records of Travis County, Texas; as assigned to TRST American, Inc. by General Warranty Deed dated June 18, 1991, recorded in Volume 11468, Page 1966 of the Real

Property Records of Travis County, Texas; as assigned to ZML-One American Center Limited Partnership by Special Warranty Deed dated November 1, 1995, recorded in Volume 12556, Page 58 of the Real Property Records of Travis County, Texas (The "Sidewalk License").

EXHIBIT "A-1"
TRACT 1:

Being 0.445 of an acre of land situated in the City of Austin, Travis County, Texas, being all of that certain tract, called "Tract I", conveyed to ZLM-one American Center Limited Partnership, by deed of record in Volume 12556, Page 58, of the Real Property Records of Travis County, Texas, said Tract I being all of Lot B, One American Addition second amended plat, a subdivision of record in Volume 90, Page 105, of the Plat Records of Travis County, Texas, said Lot B Being a Portion of Lots 7-12, Block 70, of the Original City of Austin, according to the map or plat on file in the Texas General Land Office; said 0.445 acre tract being more particularly described by metes and bounds as follows:

BEGINNING, at a cut "X" found in concrete on the Southerly right-of-way line of West 7th street (80 feet R.O.W.), being on the Northerly line of said Lot 7, Block 70, also being the Northeasterly corner of Lot A, of said One American Addition Second Amended Plat, for the Northwesterly corner of said Lot B and hereof;

THENCE, South 73 degrees 19 minutes 17 seconds East along said Southerly right-of-way line of West 7th Street, being the Northerly line of said Lot 7 and said Lot B, for the Northerly line hereof, a distance of 41.86 feet to a Punch Hole found in concrete at the Northeasterly corner of said Lot 7 and said Lot B, being the intersection of said Southerly right-of-way line with the Westerly right-of-way line of a twenty (20) foot alley, for the Northeasterly corner hereof;

THENCE, South 16 degrees 34 minutes 02 seconds West, leaving said Southerly right-of-way line of a West 7th Street, along the Westerly line of said twenty foot alley, being the Easterly lines of said Lots 7-12 and said Lot B, for the Easterly line hereof, passing at a distance of 56.04 feet a punch hole found in concrete, and continuing for a total distance of 275.76 feet to a cut "X" found in concrete at the Southeasterly corner of said Lot 12 and said Lot B, being the intersection of the Westerly right-of-way line of said twenty foot alley and the Northerly right-of-way line of West 6th Street (80 feet R.O.W.), for the Southeasterly corner hereof;

THENCE, North 73 degrees 17 minutes 13 seconds West, along said Northerly right-of-way line of West 6th Street, being the Southerly line of said Lot 12 and said Lot B, for the Southerly line hereof, a distance of 79.91 feet to a 1/2-inch iron rod found at the Southwesterly corner of said Lot B, being the Southeasterly corner of said Lot A, for the Southwesterly corner hereof;

THENCE, leaving said Northerly right-of-way line of West 6th Street, over and across said Lots 7-12, along the irregular common line of said Lots A and B, for the irregular Westerly line hereof, the following six (6) courses and distances:

1) North 16 degrees 35 minutes 48 seconds East, a distance of 183.82 feet to a 1/2-inch iron rod found at an angle point;

2) South 73 degrees 08 minutes 44 seconds East, a distance of 11.74 feet to a cut "X" found in a granite walk, for an angle point;

3) North 16 degrees 38 minutes 30 seconds East, a distance of 22.59 feet to a PK nail set at an angle point;

4) North 61 degrees 38 minutes 20 seconds East, a distance of 18.80 feet to a 1/2-inch iron rod with cap set at an angle point;

5) South 73 degrees 21 minutes 30 seconds East, a distance of 12.89 feet to a 1/2-inch iron rod with cap set at an angle point;

6) North 16 degrees 33 minutes 07 seconds East, a distance of 56.03 feet to the POINT OF BEGINNING, and containing 0.445 acre (19,379 square feet) of land, more or less, within these metes and bounds.

EXHIBIT "A-2"

TRACT 2:

ALL THAT CERTAIN TRACT OR PARCEL OF LAND BEING ALL OF LOTS 1, 2, 3, 4 AND A PORTION OF LOTS 5 AND 6, BLOCK 70 OF THE ORIGINAL CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT ON FILE IN THE GENERAL LAND OFFICE OF THE STATE OF TEXAS, BEING A PORTION OF THAT CERTAIN TRACT DESIGNATED AS PARCEL 2 AS CONVEYED TO TRST AMERICAN, INC. BY DEED RECORDED IN VOLUME 11468, PAGE 1966 OF THE REAL PROPERTY RECORDS OF TRAVIS COUNTY, TEXAS, AND BEING ALL OF THAT CERTAIN 48.19 SQUARE FOOT TRACT AND THAT CERTAIN 351.24 SQUARE FOOT TRACT AS CONVEYED TO TRST AMERICAN, INC. BY DEED RECORDED IN VOLUME 11698, PAGE 1300 OF THE REAL PROPERTY RECORDS OF TRAVIS COUNTY, TEXAS, THE HEREIN DESCRIBED TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING, at a PK Nail set in asphalt at the intersection of the Northerly right-of-way line of West 6th street (80 feet R.O.W.) and the Easterly right-of-way line of a twenty (20) foot alley, being the Southwesterly corner of said Lot 1, Block 70, for the Southwesterly corner hereof;

THENCE, North 16 degrees 34 minutes 02 seconds East along the Easterly line of said twenty (20) foot alley, being the Westerly line of said Lots 1-6, Block 70, for the Westerly line hereof, a distance of 219.76 feet to a calculated point for the Northwesterly corner hereof;

THENCE, leaving the Easterly line of said twenty (20) foot alley, over and across said Lots 5 and 6, for the Northerly line hereof, the following seven (7) courses and distances:

1) South 73 degrees 20 minutes 28 seconds East, a distance of 86.06 feet to a calculated point;

2) North 16 degrees 34 minutes 02 seconds East, a distance of 16.20 feet to a calculated point;

3) South 73 degrees 20 minutes 28 seconds West, a distance of 7.90 feet to a calculated point;

4) South 16 degrees 34 minutes 02 seconds West, a distance of 7.10 feet to a calculated point;

5) South 73 degrees 20 minutes 28 seconds East, a distance of 8.60 feet to a calculated point;

6) North 16 degrees 34 minutes 02 second East, a distance of 7.10 feet to a calculated point;

7) South 73 degrees 20 minutes 28 seconds East, a distance of 57.58 feet to a 1/4-inch drill hole set in granite on the Easterly line of said Lot 6, being on the Westerly right-of-way line of Congress Avenue (120 feet R.O.W.), for the Northeasterly corner hereof;

THENCE, South 16 degrees 34 minutes 02 seconds West, along said Westerly right-of-way line of Congress Avenue, being the Easterly line of Lots 1-6, Block 70, for the Easterly line hereof, a distance of 236.11 feet to a 1/4 inch drill hole set in granite at the intersection of said Westerly right-of-way line and said Northerly right-of-way line of West 6th street, being the Southeasterly corner of said Lot 1, for the Southeasterly corner hereof;

THENCE, North 73 degrees 17 minutes 13 seconds West, along said Northerly right-of-way line of West 6th street, being the Southerly line of Lot 1, Block 70, for the Southerly line hereof, a distance of 160.14 feet to POINT OF BEGINNING, and containing 0.834 acre (36,343 square feet) of land, more or less, within these metes and bounds.

EXHIBIT "A-3"

TRACT 3:

ALL OF THAT CERTAIN TRACT OR PARCEL OF LAND BEING THE NORTH 23 FEET OF LOT 4 AND THE SOUTH 26 FEET OF LOT 5, BLOCK 70 OF THE ORIGINAL CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT ON FILE IN THE GENERAL LAND OFFICE OF THE STATE OF

TEXAS, BEING THAT SAME TRACT OF LAND DESCRIBED IN INSTRUMENT RECORDED IN VOLUME 7460, PAGE 542 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS, THE HEREIN DESCRIBED TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING, for reference, at a PK Nail set in asphalt at the intersection of the Northerly right-of-way line of West 6th street (80 feet R.O.W.) and the Easterly right-of-way line of a twenty (20) foot alley, being the Southwesterly corner of said Lot 1, Block 70;

THENCE, North 16 degrees 34 minutes 02 seconds East, along the Easterly line of said (20) foot alley, being the Westerly line of said Lots 1-4, Block 70, a distance of 160.85 feet to the POINT OF BEGINNING, for the Southwesterly corner hereof;

THENCE, North 16 degrees 34 minutes 02 seconds East, continuing along the Easterly line of said (20) foot alley, being the Westerly line of said Lots 4-5, Block 70, a distance of 49.00 feet to Northwesterly corner hereof;

THENCE, South 73 degrees 20 minutes 28 seconds East, leaving the Easterly line of said (20) foot alley, over and across said Lot 5, Block 70, for the Northerly line hereof, a distance of 160.14 feet to the Easterly line of said Lot 5, being on the Westerly right-of-way line of Congress Avenue (120 feet R.O.W.), for the Northeasterly corner hereof;

THENCE, South 16 degrees 34 minutes 02 seconds West, along said Westerly right-of-way line of Congress Avenue, being the Easterly line of Lots 4-5, Block 70, for the Easterly line hereof, a distance of 49.00 feet to the Southeasterly corner hereof;

THENCE, North 73 degrees 20 minutes 28 seconds West, leaving said Easterly right-of-way line of Congress Avenue, over and across said Lot 4, Block 70, for the Southerly line hereof, a distance of 160.14 feet to POINT OF BEGINNING, and containing 0.180 acre (7,847 square feet) of land, more or less, within these metes and bounds.

EXHIBIT "A-4"

TRACT 4:

All of that certain tract or parcel of land (the "Aerial License Site") located in Austin, Travis County, Texas, said tract or parcel of land being more particularly described by metes and bounds as follows:

All of the space over and above (but not below) a horizontal plane that is 16 feet above the existing ground elevation of the portion of the Colorado Street Alley described by metes and bounds below, and which space is bounded by and lies within the six vertical planes that are respectively formed by projecting vertically upward on each leg of the following metes and bounds description:

ALL OF THAT CERTAIN PARCEL OR TRACT OF LAND BEING A PORTION OF THE 20 FOOT ALLEY TRAVERSING BLOCK 70 OF THE ORIGINAL CITY OF AUSTIN,

TRAVIS COUNTY, TEXAS, A MAP OR PLAT OF SAID BLOCK 70 OF THE ORIGINAL CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, BEING ON FILE IN THE GENERAL LAND OFFICE OF THE STATE OF TEXAS, SAID TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a point, said point being the Northeast corner of Lot A of One American Addition Amended, a subdivision recorded in Plat Book 86, Page 28-A of the Plat Records of Travis County, Texas for the PLACE OF BEGINNING of this tract;

THENCE with a North line of the herein described tract, South 70 degrees 54 minutes 30 seconds East for a distance of 10.00 feet to a point in the centerline of the alley for the most Northerly Northeast corner hereof);

THENCE with the centerline of said 20 foot alley, South 19 degrees 00 minutes West for a distance of 46.00 feet to an angle point;

THENCE South 70 degrees 54 minutes 30 seconds East for a distance of 10.00 feet to the Northwest corner of Lot 5 of said Block 70 for the most Southerly Northeast corner hereof;

THENCE along the East line of the said alley same being the West line of Block 70, South 19 degrees 00 minutes West for a distance of 229.86 feet to the Southwest corner of Lot 1 of said Block 70;

THENCE with the South line of the herein described tract, North 70 degrees 54 minutes 30 seconds West for a distance of 20.00 feet to the Southeast corner of Lot B, One American Addition Amended;

THENCE with the West line of the said alley and the East line of Lots B & A, One American Addition Amended, North 19 degrees 00 minutes East for a distance of 275.86 feet to the PLACE OF BEGINNING and containing 5,057 square feet of land, more or less.

EXHIBIT "A-5"

TRACT 5:

All of that certain tract or parcel of land (the "Sidewalk License Site") located in Austin, Travis County, Texas, said tract or parcel of land being more particularly described by metes and bound as follows:

TWO (2) STRIPS OF LAND, EACH 18.00 FEET IN WIDTH, AND EACH BEING 18.00 FEET IN WIDTH, AND EACH BEING OUT OF AND A PART OF THOSE CERTAIN STREETS IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, SHOWN ON A MAP OR PLAT OF THE ORIGINAL CITY OF AUSTIN ON FILE IN THE GENERAL LAND OFFICE OF THE STATE OF TEXAS, THE STRIP OF LAND HEREINAFTER DESCRIBED AS NUMBER ONE CONTAINING 1,440 SQUARE FEET OF LAND AND BEING OUT OF AND A PART OF WEST 6TH STREET (FORMERLY KNOWN AS

PECAN STREET); THE STRIP OF LAND HEREINAFTER DESCRIBED AS NUMBER TWO CONTAINING 2,880 SQUARE FEET OF LAND AND BEING OUT OF AND A PART OF THE AFORESAID WEST 6TH STREET, EACH OF SAID TWO (2) STRIPS OF LAND EIGHTEEN (18) FEET IN WIDTH BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

NUMBER ONE, BEGINNING at a point in the North r.o.w. line of West Sixth Street, same being the Southeast corner of Lot B, One American Addition Amended, a Subdivision in the City of Austin, Travis County, Texas as recorded in Plat Book 86, Page 28-A of the Plat Records of Travis County, Texas, for the Northeast corner and PLACE OF BEGINNING hereof;

THENCE with the East line of the herein described tract, South 19 degrees 00 minutes West for a distance of 18.00 feet to the Southeast corner hereof;

THENCE with the South line of the herein described tract, North 70 degrees 54 minutes 30 seconds West for a distance of 80.00 feet to the Southwest corner hereof;

THENCE with the West line of the herein described tract, North 19 degrees 00 minutes East for a distance of 18.00 feet to the Southwest corner of the said Lot B for the Northwest corner hereof;

THENCE with the South line of said Lot B, same being the North r.o.w. line of West Sixth Street, South 70 degrees 54 minutes 30 seconds East for a distance of 80.00 feet to the PLACE OF BEGINNING and containing 1,440 square feet of land, more or less.

NUMBER TWO, BEGINNING at a point in the North r.o.w. line of West Sixth Street, same being the Southwest corner of Lot 1, Block 70 of the Original City of Austin, for the Northwest corner and PLACE OF BEGINNING hereof;

THENCE with the North r.o.w. line of West Sixth Street (previously described in other conveyances as "South r.o.w. line of West Sixth Street"), same being the North line of the herein described tract, South 70 degrees 54 minutes 30 seconds East for a distance of 160.14 feet to the Northwest corner of the intersection of West Sixth Street and Congress Avenue for the Northeast corner hereof;

THENCE with the East line of the herein described tract, South 19 degrees 00 minutes West for a distance of 18.00 feet to the Southeast corner hereof;

THENCE with the South line of the herein described tract, South 70 degrees 54 minutes 30 seconds West for a distance of 160.14 feet to the Southwest corner hereof;

THENCE with the West line of the herein described tract, North 19 degrees 00 minutes East for a distance of 18.00 feet to the PLACE OF BEGINNING and containing 2,883 square feet of land more or less.

SCHEDULE A-6 201202015F (Park 22) - LEGAL DESCRIPTION:

Being 32.412 acres of land out of Lot 1, Block A, PARK 22 - PHASE B, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in/under Volume 86, Page 64C of the Plat Records of Travis County, Texas. Said 32.412 acres being more particularly described as follows:

BEGINNING at a 1/2 inch rebar found in the South right-of-way line of R.M. 2222 (240 feet right-of-way width) as described in Volume 11634, Page 2376 of the Real Property Records of Travis County, Texas, at highway station 144+22.16, 120.00 feet right, being the Northwest corner of the said 32.415 acre tract, being also the Northeast corner of a 467.5 acre tract of land described in Volume 11848, Page 1718 of the Real Property Records of Travis County, Texas, from which a TxDOT type II disk found in the South right-of-way line of R.M. 2222 at highway station 143+66.41, 120.00 feet right, bears with a curve to the right with a delta angle of 02 degrees 13 minutes 47 seconds, an arc length of 60.41 feet, having a radius of 1552.39 feet and a chord which bears North 52 degrees 58 minutes 16 seconds West, a distance of 60.41 feet;

THENCE with the South right-of-way line of R.M. 2222 and the North line of the said 32.415 acre tract, the following three (3) courses and distances:

1. With a curve to the left with a delta angle of 36 degrees 54 minutes 11 seconds, an arc length of 999.86 feet, having a radius of 1552.39 feet and a chord which bears South 72 degrees 32 minutes 15 seconds East, a distance of 982.67 feet to a TxDOT type II disk found at highway station 153+44.68, 120.00 feet right;

2. North 88 degrees 58 minutes 41 seconds East, a distance of 306.28 feet to a TxDOT type II disk found at highway station 156+51.22, 120.00 feet right;

3. With a curve to the right with a delta angle of 18 degrees 52 minutes 48 seconds, an arc length of 715.65 feet, having a radius of 2171.83 feet and a chord which bears South 81 degrees 33 minutes 26 seconds East, a distance of 712.42 feet to a calculated point for the Northeast corner of the said 32.415 acre tract, being the Northwest corner of a 19.744 acre tract of land described in Volume 13107, Page 467 of the Real Property Records of Travis County, from which a 1/2 inch rebar found, bears South 69 degrees 02 minutes 17 seconds East, a distance of 1.47 feet and a TxDOT type II disk found in the South right-of-way line of R.M. 2222 at highway station 166+54.98, 120.00 feet right, bears with a curve to the right with a delta angle of 06 degrees 13 minutes 07 seconds, an arc length of 235.72 feet, having a radius of 2171.83 feet and a chord which bears South 69 degrees 00 minutes 28 seconds East, a distance of 235.61 feet;

THENCE South 07 degrees 18 minutes 06 seconds West with the East line of the said 32.415 acre tract and the West line of the said 19.744 acre tract, passing a 1/2 inch rebar with cap stamped "CA" found at a distance of 0.32 feet and continuing for a total distance of 682.56 feet to a 1/2 inch rebar found for the Southeast corner of the said 32.415 acre tract, being the Northeast corner of Lot 7, Park 22 Phase A, a subdivision recorded in Volume 84, Page 180C of the Plat Records of Travis County, Texas;

THENCE North 86 degrees 49 minutes 39 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 7, passing a 1/2 inch rebar found for the Northwest corner of said Lot 7, being the Northeast corner of Lot 6, of said Park 22 Phase A, at a distance of 232.91 feet and continuing with the South line of the said 32.415 acre tract and the North line of said Lot 6, a distance of 196.15 feet, for a total distance of 429.07 feet to a 1/2 inch rebar found for the Northwest corner of said Lot 6, being the Northeast corner of Lot 5, of said Park 22 Phase A;

THENCE North 78 degrees 26 minutes 04 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 5, a distance of 358.02 feet to a 1/2 inch rebar found for the Northwest corner of said Lot 5, being the Northeast corner of Lot 4, of said Park 22 Phase A;

THENCE North 69 degrees 50 minutes 28 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 4, passing a 1/2 inch rebar found for the Northwest corner of said Lot 4, being the Northeast corner of Lot 3, of said Park 22 Phase A, at a distance of 167.97 feet and 0.42 feet right and continuing with the South line of the said 32.415 acre tract and the North line of said Lot 3, a distance of 331.89 feet, for a total distance of 499.86 feet to a 1/2 inch rebar found;

THENCE South 52 degrees 03 minutes 34 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 3, passing a 1/2 inch rebar found for the Northwest corner of said Lot 3, being the Northwest corner of Lot 2, of said Park 22 Phase A, at a distance of 22.49 feet and continuing with the South line of the said 32.415 acre tract and the North line of said Lot 2, a distance of 437.45 feet, for a total distance of 459.94 feet to a 1/2 inch rebar found;

THENCE North 86 degrees 25 minutes 27 seconds West with the South line of the said 32.415 acre tract and the North line of said Lot 2, a distance of 276.83 feet to a 1/2 inch rebar found for the Southwest corner of the said 32.415 acre tract, being the Northwest corner of said Lot 2, being also in the East line of the said 467.5 acre tract;

THENCE with the West line of the said 32.415 acre tract and the East line of the said 467.5 acre tract the following four (4) courses and distances:

4. North 01 degrees 14 minutes 30 seconds East, a distance of 382.49 feet to a 1/2 inch rebar found;

5. North 00 degrees 24 minutes 41 seconds East, a distance of 347.80 feet to a 1/2 inch rebar found;

6. North 01 degrees 50 minutes 34 seconds East, a distance of 140.55 feet to a 1/2 inch rebar found;

7. North 03 degrees 02 minutes 55 seconds East, a distance of 198.39 feet to the POINT OF BEGINNING, containing 32.412 acres of land, more or less.

SCHEDULE A-7 201202015G (Westech 360) - LEGAL DESCRIPTION:

Lot 1, OAKCHASE SECTION 2, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 85, Page(s) 195A, Plat Records of Travis County, Texas.

SCHEDULE A-8 201202015H (Great Hills) - LEGAL DESCRIPTION:

Tracts Five and Six, GREAT HILLS COMMERCIAL ONE, a subdivision in the City of Austin, Travis County, Texas, according to the map or plat thereof recorded in/under Volume 77, Page 161 of the Plat Records of Travis County, Texas.

Schedule 1.1

Insurance Policies

Policy Period	Coverage (Policy Type)	$ Limit	Coverage Description	Deductible	Deductible Description	Insurance Company	Policy Number
	Property Insurance
02/02/12-02/02/13	Property - Commercial Separate Policy for Austin	$800,000,000 $150,000,000 Excluded $200,000,000 $800,000,000	Per Occurrence, except; Per Occurrence Boiler & Machinery Per Occurrence and Annual Aggregate for Earthquake Per Occurrence and Annual Aggregate for Flood Per Occurrence and Annual Aggregate for Terrorism	Various	Various	Lexington Insurance Company	20,413,055

	Casualty Insurance
10/15/2011	Workers Compensation Employers Liability	Statutory State Limit $1,000,000 $1,000,000 $1,000,000	CA, CT, PA, TX, VA Bodily Injury By Accident - Each Accident Bodily Injury By Disease - Each Employee Bodily Injury By Disease - Policy Limit	$NIL	N/A	Federal Insurance Company	71,737,182
10/15/2011	General Liability - Commercial Employee Benefits Liability	$2,000,000 $1,000,000 $1,000,000 $1,000,000	General Aggregate - Per Location (Other Than Products - Completed Operations) Per Occurrence - Bodily Injury and Property Damage General Aggregate Each Negligent Act	$NIL $1,000	Occurrence (Bodily Injury, Property Damage or Per Accident - Per Claims or Per Occurrence including Defense) Each Claim	Federal Insurance Company	99,476,073
10/15/2011	Automobile Liability - Commercial	$1,000,000 $5,000	Automobile Liability - Symbol 1 - All Automobiles including Non-Owned & Hired Medical Payments Per Person - Symbol 2 - All Owned Automobiles Physical Damage - Hired Car/ All Scheduled Vehicles: Scheduled/Owned Vehicles Valuation: Actual Cash Value Basis or Cost of Repair less deductibles:, whichever is less Hired Automobile Valuation: Actual Cash Value or Cost to Repair Basis maximum limit of $50,000 less the deductibles	$NIL $1,000 or 3% for HVV $1,000 or 3% for HVV $1,000 $1,000	Automobile Liability Scheduled Auto: Other than Collision per Accident Collision per Accident Hired Auto: Comprehensive Collision	Federal Insurance Company	73,564,382
10/15/2011	Umbrella - Commercial	$25,000,000 $25,000,000	General Aggregate - Follows Primary Per Occurrence	$10,000	Self-Insured Retention	ACE Property & Casualty Co	M00525042002
10/15/2011	Following Form Excess	$175,000,000 $175,000,000	Aggregate, as applicable Per Occurrence	$NIL	Self-Insured Retention	Various see attached	Various

	Environmental Insurance
9/29/10 to 9/29/15	Pollution Legal Liability	$25,000,000 $25,000,000 $50,000 $50,000	Each Pollution Event Limit Policy Aggregate Limit Crisis Management Expense Aggregate Green Standards Aggregate Limit	$100,000	Each Pollution Event	Steadfast Insurance Company (Zurich)	ZRE596980900

*Note: This record has been prepared for your convenience and is a simplification of the actual policy wording. In the event of any discrepancy, the policy wording will determine coverage.

Schedule 2.1

Existing Loan Documents

TPG-401 Congress CMBS Mortgage Loan Documents, each dated as of June 1, 2007 unless otherwise noted:

1.	First Amendment to Loan Agreement by and between TPG-401 Congress LLC and Lehman Brothers Holdings Inc. (“Lender”), dated July 11, 2007.
2.    Loan Agreement by and between TPG-401 Congress LLC and Lender.

3.	Amended and Restated Frost Bank Tower Promissory Note A by TPG-401 Congress LLC in favor of Lender, dated July 11, 2007.

4.	Amended and Restated Frost Bank Tower Promissory Note B by TPG-401 Congress LLC in favor of Lender, dated July 11, 2007.

5.	Note Splitter Agreement by and between TPG-401 Congress LLC and Lender, dated July 11, 2007.

6.	Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement (401 Congress) by TPG-401 Congress LLC to the Trustee (as defined therein) for the benefit of Lender.

7.	Assignment of Leases and Rents (401 Congress) by TPG-401 Congress LLC for the benefit of Lender.

8.	Assignment of Agreements, Licenses, Permits and Contracts (401 Congress) by TPG-401 Congress LLC for the benefit of Lender.

9.	Clearing Account Agreement (401 Congress) among Citizens Bank of Pennsylvania, a Pennsylvania state-chartered bank, TPG-401 Congress LLC and Lender.

10.	Consent and Subordination of Manager (401 Congress) by TPG-FP Services, L.P., and agreed and consented to by TPG-401 Congress LLC.

11.	Deposit Account Agreement (401 Congress) by Wachovia Bank, National Association, TPG-401 Congress LLC, and Lender.

12.	Second Amendment to Loan Agreement by and between TPG-401 Congress LLC and Lender dated August 28, 2008
13.    Note B Splitter Agreement dated August 28, 2008
14.    Amended and Restated Promissory Note B-1 dated August 28, 2008
15.    First Allonge to Amended and Restated Promissory Note B-1 dated August 28, 2008
16.    Amended and Restated Promissory Note B-2 dated August 28, 2008
17.    First Allonge to Amended and Restated Promissory Note B-2 dated August 28, 2008

TPG-300 West 6th Street CMBS Mortgage Loan Documents, each dated as of June 1, 2007:

1.	Loan Agreement by and between TPG-300 West 6th Street LLC and Lehman Brothers Holdings Inc. (“Lender”).

2.	300 West 6th Street Promissory Note by TPG-300 West 6th Street LLC in favor of Lender.

3.	Deed of Trust, Assignment of Leases and Rents and Security Agreement (300 West 6th Street) by TPG-300 West 6th Street LLC to the Trustee (as defined therein) for the benefit of Lender.

4.	Assignment of Leases and Rents (300 West 6th Street) by TPG-300 West 6th Street LLC for the benefit of Lender..

6.	Assignment of Agreements, Licenses, Permits and Contracts (300 West 6th Street) by TPG-300 West 6th Street LLC for the benefit of Lender.

7.	Clearing Account Agreement (300 West 6th Street) among Citizens Bank of Pennsylvania, a Pennsylvania state-chartered bank, TPG-300 West 6th Street LLC and Lender.

8.	Consent and Subordination of Manager (300 West 6th Street) by TPG-FP Services, L.P., and agreed and consented to by TPG-300 West 6th Street LLC.

9.	Deposit Account Agreement (300 West 6th Street) by Wachovia Bank, National Association, TPG-300 West 6th Street LLC, and Lender.

TPG-San Jacinto Center CMBS Mortgage Loan Documents, each dated as of June 1, 2007 unless otherwise noted:

1.	First Amendment to Loan Agreement by and between TPG-San Jacinto Center LLC and Lehman Brothers Holdings Inc. (“Lender”), dated July 11, 2007.
2.    Loan Agreement by and between TPG-San Jacinto Center LLC and Lender.

3.	Amended and Restated San Jacinto Center Promissory Note A by TPG-San Jacinto Center LLC in favor of Lender, dated July 11, 2007.

4.	Amended and Restated San Jacinto Center Promissory Note B by TPG-San Jacinto Center LLC in favor of Lender, dated July 11, 2007.

5.	Note Splitter Agreement by and between TPG- San Jacinto Center LLC and Lender, dated July 11, 2007.

6.	Deed of Trust, Assignment of Leases and Rents and Security Agreement (San Jacinto Center) by TPG-San Jacinto Center LLC to the Trustee (as defined therein) for the benefit of Lender.

7.	Assignment of Leases and Rents (San Jacinto Center) by TPG-San Jacinto Center LLC for the benefit of Lender..

8.	Assignment of Agreements, Licenses, Permits and Contracts (San Jacinto Center) by TPG-San Jacinto Center LLC for the benefit of Lender.

9.	Clearing Account Agreement (San Jacinto Center) among Citizens Bank of Pennsylvania, a Pennsylvania state-chartered bank, TPG-San Jacinto Center LLC and Lender.

10.	Consent and Subordination of Manager (San Jacinto Center) by TPG-FP Services, L.P., and agreed and consented to by TPG-San Jacinto Center LLC.

11.	Deposit Account Agreement (San Jacinto Center) by Wachovia Bank, National Association, TPG-San Jacinto Center LLC, and Lender.

12.	Second Amendment to Loan Agreement by and between TPG-San Jacinto Center LLC and Lender dated August 28, 2008
13.    Note B Splitter Agreement dated August 28, 2008
14.    Amended and Restated Promissory Note B-1 dated August 28, 2008
15.    First Allonge to Amended and Restated Promissory Note B-1 dated August 28, 2008
16.    Amended and Restated Promissory Note B-2 dated August 28, 2008
17.    First Allonge to Amended and Restated Promissory Note B-2 dated August 28, 2008
18.    Third Amendment to Loan Agreement by and between TPG-San Jacinto Center LLC and     Lender dated December 6, 2010.

TPG-One Congress Plaza CMBS Mortgage Loan Documents, each dated as of June 1, 2007 unless otherwise noted:

1.	First Amendment to Loan Agreement by and between TPG-One Congress Plaza LLC and Lehman Brothers Holdings Inc. (“Lender”), dated July 11, 2007.
2.    Loan Agreement by and between TPG-One Congress Plaza LLC and Lender.

3.	Amended and Restated One Congress Plaza Promissory Note A by TPG-One Congress Plaza LLC in favor of Lender, dated July 11, 2007.

4.	Amended and Restated One Congress Plaza Promissory Note B by TPG-One Congress Plaza LLC in favor of Lender, dated July 11, 2007.

5.	Note Splitter Agreement by and between TPG-One Congress Plaza LLC and Lender, dated July 11, 2007.

6.	Deed of Trust, Assignment of Leases and Rents and Security Agreement (One Congress Plaza) by TPG-One Congress Plaza LLC to the Trustee (as defined therein) for the benefit of Lender.

7.	Assignment of Leases and Rents (One Congress Plaza) by TPG-One Congress Plaza LLC for the benefit of Lender.

8.	Assignment of Agreements, Licenses, Permits and Contracts (One Congress Plaza) by TPG-One Congress Plaza LLC for the benefit of Lender.

9.	Clearing Account Agreement (One Congress Plaza) among Citizens Bank of Pennsylvania, a Pennsylvania state-chartered bank, TPG-One Congress Plaza LLC and Lender.

10.	Consent and Subordination of Manager (One Congress Plaza) by TPG-FP Services, L.P., and agreed and consented to by TPG-One Congress Plaza LLC.

11.	Deposit Account Agreement (One Congress Plaza) by Wachovia Bank, National Association, TPG-One Congress Plaza LLC, and Lender.

TPG-One American Center CMBS Mortgage Loan Documents, each dated as of June 1, 2007 unless otherwise noted:

1.	First Amendment to Loan Agreement by and between TPG-One American Center LLC and Lehman Brothers Holdings Inc. (“Lender”), dated July 11, 2007.
2.    Loan Agreement by and between TPG-One American Center LLC and Lender.

3.	Amended and Restated One American Center Promissory Note A by TPG-One American Center LLC in favor of Lender, dated July 11, 2007.

4.	Amended and Restated One American Center Promissory Note B by TPG-One American Center LLC in favor of Lender, dated July 11, 2007.

5.	Note Splitter Agreement by and between TPG-One American Center LLC and Lender, dated July 11, 2007.

6.
Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement (One American Center) by TPG-One American Center LLC to the Trustee (as defined therein) for the benefit of Lender.

7.	Assignment of Leases and Rents (One American Center) by TPG-One American Center LLC for the benefit of Lender.

8.	Assignment of Agreements, Licenses, Permits and Contracts (One American Center) by TPG-One American Center LLC for the benefit of Lender.

9.	Clearing Account Agreement (One American Center) among Citizens Bank of Pennsylvania, a Pennsylvania state-chartered bank, TPG-One American Center LLC and Lender.

10.	Consent and Subordination of Manager (One American Center) by TPG-FP Services, L.P., and agreed and consented to by TPG-One American Center LLC.
11.    Deposit Account Agreement (One American Center) by Wachovia Bank, National Association, TPG-One American Center LLC, and Lender

Schedule 3.1
Sellers' Account

WIRE TO:

JP Morgan Chase Bank, N.A.
221 West Sixth
Austin, TX 78701
512-479-5400

ABA ROUTING NO.:

021000021

SWIFT CODE:

CHASUSS

ACCOUNT NAME

Heritage Title Company of Austin, Inc.
Commercial Escrow Account
401 Congress Avenue, Suite 1500
Austin, TX 78701

ACCOUNT NO.:

935502526

CONTACT:

Kathy Nunn
512/505-5000

REFERENCE:

GF# 201202015
TPG

Schedule 6.1.3
Litigation
1.    Possible claim arising out of fatal jump or fall on 2/23/12 by a tenant's employee (Gary Wariner, Green Mountain Energy Corp.) from the parking garage at 300 West 6th Street.

2.    Certain owners of indirect ownership interests in Sellers have objected to the sale of the Equity Interests